As filed with the Securities and Exchange Commission on August 5, 2023.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

YZSZ Holding Group Inc

(Exact name of Registrant as specified in its charter)

Cayman Islands	8741	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Suite 2206, Cassia Court, 72 Market Street,

Camana Bay, P.O. Box 32303,

Grand Cayman KY1-1209, Cayman Islands

TEL:+44 07803580338

(Address, including zip code, including area code, of Registrant’ s principal executive offices)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

I

PRELIMINARY PROSPECTUS (Subject to Completion)

Dated August 5, 2024.

PRELIMINARY PROSPECTUS

Ordinary Shares

We are offering       ordinary shares. This is the initial public offering of ordinary shares of             . The offering price of our ordinary shares in this offering is expected to be $6.50 per share. Prior to this offering, there has been no public market for our ordinary shares.

We have applied to list our ordinary shares on the Nasdaq Capital Market under the symbol “YZSZ”. There is no assurance that such application will be approved, and if our application is not approved, this offering may not be completed.

Investing in our ordinary shares involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our ordinary shares in “Risk Factors”.

We are an “emerging growth company” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company” for additional information.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We are a holding company incorporated in the Cayman Islands as a holding company. The Ordinary Shares offered in this prospectus are shares of the Cayman Islands holding company. For a description of our corporate structure, see “Corporate History and Structure.” See also “Risk Factors – Risks Relating to Our Corporate Structure.”

	PER SHARE	TOTAL
Initial public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$
(1)	Does not include accountable and non-accountable expense allowance payable to underwriters. Please see the section of this prospectus entitled “Underwriting” for additional information regarding underwriter compensation.

We expect our total cash expenses for this offering (including cash expenses payable to our underwriters for their out-of-pocket expenses) to be approximately $[●], exclusive of the above commissions. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

Neither we nor any of the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. Neither we nor any of the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our common stock.

For investors outside the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

II

III

About This Prospectus

This prospectus is part of a registration statement on Form F-1 that we filed with the Securities and Exchange Commission (the “SEC”). As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website described below under the heading “Where You Can Find More Information”.

The information contained in this prospectus is accurate as of the date on the front of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our Common Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.

In this prospectus, unless the context otherwise requires:

•	references to “Common Shares” or “our shares” refer to common shares of YZSZ Holding Group Inc;
•	references to the “Company,” “we,” “us,” “our” and “YZSZ” refer to YZSZ Holding Group Inc;
•	references to “dollars,” “U.S. dollars,” “USD,” “$,” and “US$” are to United States Dollars;
•	“U.S. GAAP” refers to generally accepted accounting principles in the United States;
•	references to the “SEC” are to the United States Securities and Exchange Commission.

Market data and certain industry data and forecasts used in, or incorporated by reference in, this prospectus were obtained from sources we believe to be reliable, including market research databases, publicly available information, reports of governmental agencies and industry publications and surveys. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the third-party forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus. Our historical results do not necessarily indicate our expected results for any future periods.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

We have obtained the statistical data, market data and other industry data and forecasts used in this prospectus and in our SEC filings incorporated herein by reference from publicly available information. We have not sought the consent of the sources to refer to the publicly available reports in this prospectus.

IV

INTERNATIONAL FINANCIAL REPORTING STANDARDS

Our financial statements are prepared in accordance with the International Financial Reporting Standards as issued by the International Accounting Standards Board. Our fiscal year ends on December 31 of each year as does our reporting year.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that precede them.

MARKET AND INDUSTRY DATA

This prospectus contains references to industry market data and certain industry forecasts. Industry market data and industry forecasts are obtained from publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe industry information to be accurate, it is not independently verified by us. Some data is also based on our good faith estimates, which are derived from our review of internal surveys or data, as well as the independent sources referenced above. Assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

TRADEMARKS

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus also contains additional trademarks, trade names and service marks belonging to other companies. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

V

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements contained in this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning our possible or assumed future results of operations, financial condition, business strategies and plans, market opportunity, competitive position, industry environment, and potential growth opportunities. In some cases, you can identify forward-looking statements by terms such as “may”, “might”, “will”, “should”, “believe”, “expect”, “could”, “would”, “intend”, “plan”, “anticipate”, “estimate”, “continue”, “predict”, “project”, “potential”, “target,” “goal” or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, because forward-looking statements relate to matters that have not yet occurred, they are inherently subject to significant business, competitive, economic, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including, among others, those discussed in this prospectus under the headings “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements in this prospectus, including among other things:

●	our future financial performance, including our expectations regarding our revenue, cost of revenue, operating expenses, including capital expenditures related to asset-intensive offerings, our ability to determine reserves and our ability to achieve and maintain future profitability;
●	our ability to develop and market new products;
●	the continued market acceptance of our products;
●	exposure to product liability claims and actions;
●	risks associated with product recalls;
●	the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs;
●	our ability to manage operations-related risk;
●	our expectations and management of future growth;
●	our expectations concerning relationships with third parties;
●	the impact of COVID-19 on the Company;
●	our ability to maintain, protect and enhance our intellectual property;
●	our ability to successfully acquire and integrate companies and assets;
●	the increased expenses associated with being a public company;
●	exposure to product liability and defect claims;
●	protection of our intellectual property rights;
●	damage to our reputation due to negative publicity;
●	changes in the laws that affect our operations;
●	inflation and fluctuations in foreign currency exchange rates;
●	our ability to obtain all necessary government support;
●	certifications, approvals, and/or licenses to conduct our business;
●	continued development of a public trading market for our securities;
●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;
●	risks associated with expansion into new jurisdictions;
●	managing our growth effectively;
●	fluctuations in operating results;

VI

●	emerging market risks;
●	global economy risks;
●	our ability to maintain and enhance our market position;
●	our ability to obtain and maintain adequate insurance coverage;
●	our ability to identify and integrate strategic acquisitions, investments and partnerships and to manage our growth;
●	dependence on our senior management and key employees;
●	our ability to maintain the listing of our securities on Nasdaq;
●	our ability to continue to develop new technologies and/or upgrade our existing technologies;and
●	other factors set forth under “Risk Factors.”

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

These and other factors are more fully discussed in the “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections and elsewhere in this prospectus. These risks could cause actual results to differ materially from those implied by the forward-looking statements contained in this prospectus.

All forward-looking statements included herein attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Any forward-looking statement that we make in this prospectus speaks only as of the date of this prospectus. Except as required by applicable law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise, after the date of this prospectus.

VII

As filed with the Securities and Exchange Commission on August 5, 2023.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus that we consider important. This summary does not contain all of the information you should consider before investing in our Common Shares. You should read this summary together with the entire prospectus, including the risks related to our business, our industry, investing in our Common Shares and our location in British that we describe under “Risk Factors” and our consolidated financial statements and the related notes before making an investment in our securities.

Our Mission

In our corporate culture, "Quality First, Customer Supreme, Integrity-Based, Co-Creating the Future" is not just a slogan, but the core principle and action guide of our daily work. Our mission is deeply rooted in these four fundamental commitments, guiding us to move forward and pursue excellence.

Quality First for us means striving for perfection in every link of production and every service delivery. We are committed to ensuring that our products and services meet the highest industry standards through continuous technological innovation and process improvement. We believe that only by consistently exceeding customer expectations can we truly achieve a leading quality.

Customer Supreme is the core of our decision-making. We listen closely to our customers, deeply understand their needs and challenges, and provide customized solutions based on this understanding. Our goal is to establish long-term, mutually beneficial relationships, proving through actions that our customers' success is our success.

Integrity-Based occupies a crucial position in all our business activities. We win and maintain the trust of customers, partners, and the society with transparent communication, upright behavior standards, and strict compliance with laws and regulations. Integrity also means being responsible for our commitments, ensuring our words match our actions.

Co-Creating the Future emphasizes win-win cooperation with all stakeholders. We are dedicated to working together with customers, employees, suppliers, and the community to meet challenges and share successes. By encouraging innovative thinking and supporting sustainable development projects, we believe we can create greater value for society while driving long-term growth

Overview of Our Company

The founder of YZSZ Holding Group Inc has been deeply involved in the exhibition industry for 30 years. The company adheres to the principle of "enabling culture by science and technology to create a better future" and devotes itself to the exhibition field with planning and design as the leading factor. With the vision of "making the exhibition of digital intelligence possible", we will focus on providing customers with comprehensive online and offline technology exhibitions, conference exchanges and cultural activities with big data technology as the driving force, and build an efficient and convenient industry ecosystem to help customers maximize their business value. The company advocates the value proposition of "integrity, innovation, integration, professionalism, service and sharing" and builds a national "cloud-based digital exhibition service platform".

Yun Zai Shu Zhi Exhibition Service Platform is a comprehensive commercial activity platform using various high-tech means, aiming at helping various industries and enterprises to carry out various commercial activities. The platform aims at creating "never-ending Expo" and takes "new ecology of exhibition industry" as its mission. It comprehensively uses the new generation of information technology means such as cloud computing, artificial intelligence, big model, streaming media and 2/3D image processing mobile Internet, and provides convenient high-tech digital tools for corporate image promotion, product display and promotion, sales channel expansion, customer relationship contact, sales staff training, market investment and information research. It provides enterprises with the functions of intelligent target customer promotion, intelligent exhibition docking and intelligent online exhibition hall across time, space, language and industry. At the same time, it also provides an effective digital docking platform for government economic activities, publicity and investment promotion.

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History and Development

Since its establishment, YZSZ Holding Group Inc has made remarkable achievements in the fields of digital exhibitions and business services with its powerful data integration capabilities and advanced technical services. In order to further expand business scope and enhance market competitiveness, the company plans to implement the following development strategies in the next few years:

1. Technological innovation and R&D strengthening: Continue to increase R&D investment in cutting-edge scientific and technological fields such as AI technology, VR/AR/XR technology and digital twin technology. By establishing a special R&D team, we will cooperate with universities and research institutions all over the world to promote technological innovation and enhance the technological advantages and service depth of the platform.

2. Market expansion and brand building: explore the international market, especially in Southeast Asia and Europe. Enhance the brand awareness and influence of the company by participating in international exhibitions and business activities. At the same time, strengthen online marketing activities and enhance the online visibility of brands through social media, professional forums and other channels.

3. Diversification and customization of services: provide more diversified and customized services according to the needs of different customers. For example, it provides a more cost-effective digital exhibition hall construction scheme for small enterprises and a comprehensive digital transformation and business integration solution for large enterprises.

4. Cooperation network expansion: establish cooperative relations with more leading enterprises in the industry, including technical cooperation, marketing cooperation and data sharing cooperation. This will help to gain new business opportunities, expand data resources and improve service quality.

5. Continuous education and training: provide employees with continuous career development and skills upgrading opportunities, including internal training and external training. This not only helps to improve the professional ability of employees, but also helps to stimulate innovative thinking and promote the company's sustainable growth and innovation.

By implementing these strategies, YZSZ Holding Group Inc expects to exert greater influence in the international market in the next few years and become the world's leading digital exhibition and business service provider.

The Industry

(1)Industry analysis

Compared with the traditional offline exhibition mode, online digital exhibition rose after the epidemic in 2020, and the relevant industry organizations and industry standards were basically blank. Seeing this market opportunity, YZSZ Holding Group Inc will set up Yun Zai Shu Zhi Research Institute, Yun Zai Shu Zhi Association and other organizations and institutions, and cooperate with major advertisers to open a column of "Exhibition Channel" in the mainstream media, and set up a "Yun Zai Shu Zhi plate" in the column to bring traffic to the "Yun Zai Shu Zhi Service Platform".

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Technology and Challenges

We are a joint R&D team in Industry-University-Research, which combines "scientific research institutions of many universities" and "scientific and technological enterprises". Based on the field of Ai technology and metauniverse XR technology, comprehensive research and development are made for Ai software, Ai hardware, Ai algorithm, Ai large model training, AI technical service and XR development.

At present, most of the digital exhibition hall products on the market only realize the display function of online digital booths, which have not fully met the purpose of enterprises participating in exhibitions. In order to help enterprises break through the restrictions of time and space, language and industry and gain more business opportunities, we will provide comprehensive innovative services for more enterprises in vertical and cross-industry applications through online and offline integration with innovative business models and high-tech digital technology systems.

Through the unique digital income mode provided by the innovative exhibition platform, the income created by physical products and services will be transformed into digital income created by digital goods and services. As far as the intellectualization of exhibitions is concerned, the digital marketing scenes and digital content carriers we have constructed provide multi-dimensional scene experiences from the perspective of users' thinking, which is the proper meaning of exhibition innovation. Community sharing, the combination of free and charging modes, and the service innovation mode of independent demand by enterprises create a brand-new user experience for users.

Sales and Market

Through the digital exhibition platform of YZSZ Holding Group Inc. and the various functions provided, enterprises can comprehensively and vividly obtain various information trends, accurately analyze and develop data models in sub-fields, and at the same time provide consumers with business opportunities and accurate customers for investment promotion, marketing, R&D customization and other enterprise development needs online and offline.

Industry Trends and Development Directions

YZSZ Holding Group Inc. is involved in digital exhibitions, intelligent business services and a wide range of technical solutions, such as cloud services, big data, artificial intelligence, VR/AR/XR technology and digital twinning. The integration of these technical fields has promoted the rapid development of convention and exhibition industry and business service industry. The following are the main trends and development directions of this industry:

1. Integration of Virtual Reality: With the maturity and popularization of VR (Virtual Reality), AR (Augmented Reality) and XR (Extended Reality) technologies, enterprises apply these technologies to product exhibitions, conferences and training to provide more immersive and interactive experiences. This trend will push the industry to develop in a more diversified and experiential direction.

2. In-depth application of artificial intelligence: The application of AI technology in data analysis, customer service and operational efficiency improvement will be further deepened. With the development of machine learning, natural language processing and computer vision, enterprises can better understand customer needs, predict market trends and provide personalized services.

3. Application expansion of digital twinning technology: Digital twinning technology realizes real-time monitoring and analysis of data by creating virtual copies of physical entities. The application of this technology is not limited to the manufacturing industry, but also more and more used in exhibition design, event management and market analysis to provide more accurate decision support.

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4. Pay attention to data security and privacy protection: With the increase of data-driven decision-making, data security and privacy protection have become a major challenge for enterprises. Compliance, encryption technology and security protocol update will be the key parts of enterprise technology development.

5. Integration of sustainability and green technology: Environmental protection and sustainability have become the common concern of global enterprises. In the field of digital exhibition and business services, reducing carbon footprint by using green data centers, energy-saving servers and environmental protection materials will become an important direction for future enterprise development.

These trends not only indicate the progress of technology, but also point out the strategic direction we need to take in the highly competitive market in order to achieve sustained growth and innovation.

Sales and Market

Through the digital exhibition platform of YZSZ Holding Group Inc. and the various functions provided, enterprises can comprehensively and vividly obtain various information trends, accurately analyze and develop data models in sub-fields, and at the same time provide consumers with business opportunities and accurate customers for investment promotion, marketing, R&D customization and other enterprise development needs online and offline.

Industry Trends and Development Directions

YZSZ Holding Group Inc. is involved in digital exhibitions, intelligent business services and a wide range of technical solutions, such as cloud services, big data, artificial intelligence, VR/AR/XR technology and digital twinning. The integration of these technical fields has promoted the rapid development of convention and exhibition industry and business service industry. The following are the main trends and development directions of this industry:

1. Integration of Virtual Reality: With the maturity and popularization of VR (Virtual Reality), AR (Augmented Reality) and XR (Extended Reality) technologies, enterprises apply these technologies to product exhibitions, conferences and training to provide more immersive and interactive experiences. This trend will push the industry to develop in a more diversified and experiential direction.

2. In-depth application of artificial intelligence: The application of AI technology in data analysis, customer service and operational efficiency improvement will be further deepened. With the development of machine learning, natural language processing and computer vision, enterprises can better understand customer needs, predict market trends and provide personalized services.

3. Application expansion of digital twinning technology: Digital twinning technology realizes real-time monitoring and analysis of data by creating virtual copies of physical entities. The application of this technology is not limited to the manufacturing industry, but also more and more used in exhibition design, event management and market analysis to provide more accurate decision support.

4. Pay attention to data security and privacy protection: With the increase of data-driven decision-making, data security and privacy protection have become a major challenge for enterprises. Compliance, encryption technology and security protocol update will be the key parts of enterprise technology development.

5. Integration of sustainability and green technology: Environmental protection and sustainability have become the common concern of global enterprises. In the field of digital exhibition and business services, reducing carbon footprint by using green data centers, energy-saving servers and environmental protection materials will become an important direction for future enterprise development.

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These trends not only indicate the progress of technology, but also point out the strategic direction we need to take in the highly competitive market in order to achieve sustained growth and innovation.

Conclusion

Our digital exhibition and intelligent business service industry is in a rapid development stage, which is mainly driven by virtual reality technology, artificial intelligence, digital twinning, data security and sustainability and market demand. In order to maintain competitiveness and achieve long-term development, enterprises need to keep up with these technological trends, constantly innovate their services and solutions, and at the same time ensure data security and operation in line with environmental standards. This will enable enterprises not only to provide efficient and personalized services, but also to maintain a leading position in global competition.

(2)Industry data

In 2023, about 30,000 professional trade exhibitions will be held in the world, with a net exhibition rental area of about 100 million square meters, about 4.4 million exhibitors and about 280 million exhibitors. The global exhibition market scale exceeds 30 billion euros. At present, there are 1,425 professional exhibition venues (over 5,000 square meters) in the world, with a net indoor exhibition area of about 42 million square meters, of which 81 are large exhibition venues over 100,000 square meters, mainly distributed in Europe and the Asia-Pacific region, with 40 and 35 respectively.

According to the data, from 2010 to 2019, the average annual compound growth rate of the total revenue of the top 40 exhibition companies in the world was 5.8%, exceeding the average annual growth rate of global GDP in the same period; Among them, the average annual compound growth rate of exhibition companies without self-operated pavilions is 8.7%, and that of exhibition companies with self-operated pavilions is 4.1%.

(3)Industry pain points

(1) The singleness of the traditional exhibition mode: The traditional exhibition mode mainly focuses on displaying products and services, lacking the elements of interaction and experience, which leads to the decrease of the audience's willingness to visit and the poor effect.

(2) Shortage of exhibition venue resources: Due to the increase of exhibition activities, there is a shortage of exhibition venue resources, which makes it difficult for exhibition activities to proceed smoothly.

(3) The exhibition information dissemination effect is not good: the traditional exhibition information dissemination method relies on the traditional media, and the effect is not good, so it is difficult to attract more visitors and exhibitors.

(4) Incomplete services for exhibitors: Some exhibition companies are not careful enough to provide services for exhibitors, which leads to some difficulties encountered by exhibitors in the exhibition process that cannot be solved in time.

It is difficult to quantify the exhibition effect: at present, only a few exhibition companies can provide accurate and quantifiable evaluation of the exhibition effect, which makes it impossible for exhibitors to accurately measure the exhibition effect and return on investment.

Addressing these challenges requires a holistic approach that takes into account environmental, social, economic and technological factors. Companies must cooperate with stakeholders, adopt sustainable practices, abide by laws and regulations, and accept innovation to ensure the long-term sustainable development of the industry.

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(4)Industry Forecast

The industry forecast of global economic and trade exhibition involves many aspects, which mainly depends on the global economic trend, technological progress, political environment and the development of specific industries. Here are some key points:

1. Digitalization and Virtualization:

With the continuous progress of digital technology, more and more economic and trade exhibitions may be held in virtual or mixed forms. This can not only reduce organizational costs, but also attract a wider range of international participants and break through geographical restrictions. Digital tools, such as augmented reality (AR) and virtual reality (VR), may be more widely used to display products and services.

2. Sustainable development and green technology:

Sustainable development is the focus of global attention, therefore, economic and trade exhibitions promoting green technology and sustainable practices will become more and more popular. The exhibition may pay more attention to displaying environmentally friendly materials, renewable energy technologies and sustainable supply chain management solutions.

3. Health and safety measures:

Affected by the global health crisis in recent years, exhibition organizers may continue to implement strict health and safety measures. This includes providing sanitary facilities, implementing crowd control measures, and using health monitoring technology to ensure the safety of exhibitors and visitors.

4. Strengthening regional economic cooperation:

With the development of global economic integration, regional economic organizations such as the European Union, ASEAN, African Union and other similar organizations may strengthen cooperation and jointly hold economic and trade exhibitions to promote regional trade and investment.

5. Growth of industry-specific exhibitions:

Exhibitions in specific industries such as science and technology, medical health, new energy and e-commerce may witness faster growth. These industries are facing rapid changes and technological innovation, and the demand continues to grow, which has enhanced the scale and influence of related exhibitions.

Our Solution

To solve the industrial problems existing in global economic and trade exhibitions, the following strategies and solutions can be considered:

1. Enhance interactivity and experience:

Augmented Reality (AR) and Virtual Reality (VR) technologies are introduced, so that the audience can experience products and services personally through virtual experience.

Design interactive booths and experience areas, such as simulating operations, gamification elements or interactive discussion areas to attract audiences.

Arrange live demonstrations and workshops to increase audience participation and immersion.

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2. Optimize the resource allocation of exhibition venues:

Adopt digital reservation and scheduling system to optimize the utilization efficiency of venue resources.

Explore holding exhibitions in non-traditional places, such as outdoor spaces and temporary pavilions, to ease the pressure on traditional venues.

Develop multi-functional exhibition halls to meet the needs of different types and scales of exhibitions.

3. Improve the dissemination of exhibition information:

Use social media, digital advertising, content marketing and other modern communication tools to improve information coverage and participation.

Establish an online exhibition platform, provide virtual exhibition visits and live webcasts, and expand the audience.

Use data analysis and SEO optimization strategies to improve the visibility of exhibition information in search engines.

4. Improve the service quality of exhibitors:

Establish a one-stop service platform to provide full support from exhibition planning, construction, marketing to follow-up service.

Provide customized service packages and make personalized service plans according to the specific needs and budgets of exhibitors.

Regularly train exhibition staff to improve service quality and professional ability.

5. Quantify the exhibition effect and return on investment:

Develop and apply data analysis tools to monitor and evaluate the exhibition effect, such as the number of visitors, the number of people participating in the interaction, and the sales conversion rate.

Provide detailed post-exhibition reports, including data analysis results and market feedback, to help exhibitors evaluate the effect of the exhibition.

Customer relationship management (CRM) system is introduced to track the behavior of potential customers after the exhibition, so as to calculate ROI more accurately.

Through these measures, we can not only effectively solve the pain points of the economic and trade exhibition industry, but also improve the overall effect and efficiency of the exhibition, enhance the satisfaction of exhibitors and visitors, and thus promote the sustainable development and innovation of the industry.

Our Competitive Strengths

Our competitive advantage lies in the following key aspects:

1. Technological innovation:

We actively integrate the latest technologies, such as augmented reality (AR), virtual reality (VR) and artificial intelligence (AI), to provide exhibitors and visitors with a unique interactive experience. This not only enhances the attraction of the exhibition, but also enhances the participation and satisfaction of participants.

2. Global networks and local expertise:

We have cooperative networks and teams all over the world, and can provide localization services in many countries and regions. This global vision combined with the advantages of local execution enables us to better understand and meet the needs of different markets.

3. Efficient resource management:

Through advanced resource management system and optimized supply chain management, we can effectively use the resources of the exhibition hall to ensure the smooth progress of the exhibition. Our efficient management not only reduces the cost, but also improves the service quality and response speed.

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4. Customized services:

We provide highly customized services to ensure that the specific needs of each exhibitor can be met. From booth design to marketing strategy, we can provide personalized solutions to help customers stand out in the exhibition.

5. Data-driven decision support:

By using advanced data analysis technology, we can provide insight and suggestions based on data to help exhibitors optimize their display strategies and improve their return on investment. Our data service is not limited to the exhibition period, but also includes pre-market analysis and post-effect evaluation to ensure that customers can make the best decisions based on data.

These advantages enable us to occupy a leading position in global economic and trade exhibitions and provide customers with unparalleled exhibition experience and commercial value. We are committed to further consolidating and expanding our market leading position through continuous innovation and optimization.

Our market opportunity

In the current market environment, our enterprise can explore and make use of various market opportunities:

1. Digital transformation:

With the development of technology, digital transformation has become an important trend in all walks of life. By introducing more automation and intelligent technologies, such as cloud computing, big data, Internet of Things (IoT) and artificial intelligence (AI), your enterprise can improve efficiency, reduce costs, and provide customers with more personalized and efficient services.

2. Green and sustainable development:

The social demand for environmental protection and sustainable development is increasing. Investing in green technologies and practices, such as renewable energy, environmental protection materials and waste recycling, can not only help enterprises reduce environmental impact, but also open up new market opportunities and enhance brand image and competitiveness.

3. Global market expansion:

With the deepening of globalization, exploring the international market provides great growth potential. Through transnational cooperation, setting up overseas branches or establishing cooperation with international partners, we can enter new markets, broaden our business scope and acquire new customer groups.

4. Changes in consumer behavior:

It is also an important opportunity to understand and adapt to the changes in consumer behavior. As consumers are more and more inclined to shop online and use mobile devices, developing mobile applications and enhancing the functions and user experience of online sales platforms will help enterprises seize this changing trend.

By evaluating the matching degree between these market opportunities and the core competence and resources of your enterprise, you can choose the most potential areas for investment and development. Doing so can not only strengthen the market position of enterprises, but also lay a solid foundation for future sustained growth.

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Our Strategy

Aiming at the risk factors of global trade exhibitions, it is very important to formulate an effective development strategy. This strategy should be able to help enterprises minimize risks and take advantage of the opportunities brought by participation. Here are some key strategic suggestions:

1. Detailed market and risk assessment Before deciding to participate in the exhibition, conduct a comprehensive market research to understand the needs, culture and legal environment of the target market. Assess potential risks such as politics, economy, health and safety, and formulate corresponding countermeasures.

2. Diversified participation strategy Consider exhibiting at multiple exhibitions in different regions and industries to spread the risks brought by a single exhibition. Using digital exhibition as a supplement or substitute for traditional exhibition to deal with health crisis and logistics problems.

3. Strengthen logistics and supply chain management Cooperate with experienced logistics companies to ensure the timely and safe transportation of exhibits. Allow extra time for possible delays and ensure that the exhibits arrive in time and pass through customs.

4. Cultural and language training Conduct cultural and language training for the participating teams in the target market to improve communication efficiency. Consider hiring local translators or guides to better interact with local exhibitors and customers.

5. Technical backup and support Ensure that the booth equipment has sufficient technical support and backup scheme. If it is a digital exhibition, choose a reliable technical platform and conduct sufficient pre-testing.

6. Market positioning and product innovation Adjust products or services according to the specific needs of the target market to improve market attractiveness. Constantly innovate and improve products to maintain the advantage in the fierce market competition.

7. Strengthen legal and regulatory compliance Consult legal experts to ensure compliance with the laws, taxes and import and export regulations of the country where the exhibition is held. Strengthen the protection of intellectual property rights to ensure that the displayed innovations and technologies are not infringed.

8. Refined cost control and ROI analysis. Plan the exhibition budget in detail, control the cost and adjust the exhibition scale when necessary.

Quantitatively analyze the exhibition effect, evaluate the return on investment, and adjust the future exhibition strategy accordingly. Through the implementation of these strategies, enterprises can make more effective use of global trade fairs as a platform for business expansion, and at the same time manage and reduce various risks that may be encountered during the exhibition.

Implications of Our Being an “Emerging Growth Company”

On September 9, 2022, the SEC adopted inflation adjustments mandated by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As a result, an “emerging growth company” will lose its emerging growth company status on the last day of the fiscal year in which it has $1.235 billion or more in total. As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. “An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;
●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;
●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

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●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);
●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;
●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and
●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Class A Ordinary Share held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	We are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;
●	For interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
●	We are not required to provide the same level of disclosure on certain issues, such as executive compensation;
●	We are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
●	We are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and
●	We are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being a Controlled Company

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

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Public Companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Stock Market (Nasdaq), must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements including:

●	The requirement that a majority of the board of directors consist of independent directors;
●	The requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;
●	The requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
●	The requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

Our Pre-IPO

Prior to the IPO, we total share capital was about 200,000,000 ordinary shares. This time, about 50,000,000 ordinary shares were sold, which is we expect that the initial public offering price will be no less than US $6.50 per share.

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THE Offering
Issuer	YZSZ Holding Group Inc

Securities Being Offered	Ordinary Shares, par value US$0.0001 per share

Offering Price	We expect that the initial public offering price will be US per Ordinary Share.

Ordinary Shares Outstanding Immediately Before This Offering	Ordinary Shares

Ordinary Shares Outstanding Immediately After This Offering	Ordinary Shares (or Ordinary Shares if the underwriters exercise their option to purchase additional Ordinary Shares in full).

Voting Rights	Each Ordinary Share is entitled to one vote.

Use of Proceeds

Product Development

Build upstream and downstream ecological chain

Decoration of physical store storefronts

Online and offline media promotion

Talent Team Building

Build directly operated stores

Sales channel laying

Business Negotiation

Proposed Nasdaq Trading Symbol and Listing	We plan to apply to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “YZSZ” This offering is contingent upon us listing our Ordinary Shares on Nasdaq Capital Market or another national exchange. No assurance can be given that such listing will be approved or that a liquid trading market will develop for our Ordinary Shares.

Lock-up	Our directors, executive officers, and shareholder who own 5% or more of the outstanding Ordinary Shares intended agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Ordinary Shares or securities convertible into Ordinary Shares for a period of 6 months commencing on the date of this prospectus. The Company is also prohibited from conducting offerings during this period and from re-pricing or changing the terms of existing options and warrants. See “Underwriting” for additional information.

Risk factors	See “Risk Factors” for a discussion of risks you should carefully consider before investing in our Ordinary Shares.

Transfer Agent

Payment and settlement

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RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business

We have grown rapidly in recent years and have limited experience operating at our current scale of operations. If we are unable to manage our growth effectively, our brand, company culture and financial results may suffer.

We have grown rapidly in the past year and our recent growth rates and financial results should not be considered indicators of our future performance. In order to effectively manage and leverage our growth, we must continue to expand our sales and marketing, focus on innovative product and website development, and upgrade our management information systems. Our continued growth has in the past and may in the future strain our existing resources and we may experience ongoing operational difficulties in managing our operations in numerous jurisdictions, including difficulties in recruiting, training and managing a dispersed and growing employee base. Failure to expand and maintain our company culture through growth may harm our future success, including our ability to retain and recruit personnel and to effectively focus on and pursue our corporate goals.

MANAGEMENT SERVICES industry is evolving rapidly and may not evolve as we expect. Even if our net sales continue to grow, our net sales growth rate may decline in the future due to a variety of factors, including macroeconomic factors, changes in supply and supply chain, changes in consumer preferences, increased competition and the maturation of our business. Accordingly, you should not rely on our net sales growth rates for any prior period as an indicator of our future performance. Our overall growth in net sales will depend on many factors, including our ability to:

1) price our products and services effectively so that we can attract new customers and expand our relationships with existing customers.

2) accurately forecast our net sales and plan our operating expenses.

3) compete successfully with other companies that are or may be entering our competitive market in the future and respond to developments in those competitors, such as pricing changes and the introduction of new products and services.

4) Complying with existing and new laws and regulations that apply to our business.

5) Successfully expanding into existing markets and entering new markets, including new geographic areas and categories.

6) The successful introduction of new products and enhancements to our products and services and their features, including in response to new trends or competitive dynamics or customer needs or preferences.

7) Successfully identifying and acquiring or investing in businesses, products or technologies that we believe will complement or expand our business.

8) Avoiding disruptions or interruptions in the distribution of our products and services.

9) Providing quality support to our customers that meets their needs.

10) Hiring, integrating and retaining talented sales, customer service and other personnel.

11) Effectively managing the growth of our business, personnel and operations, including the opening of new showrooms.

12) Effectively managing the costs associated with our business and operations.

13) Maintaining and enhancing our reputation and brand value.

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Because of our limited history of operating our business at our current scale, it is difficult to assess our current operations and future prospects, including our ability to plan for and model future growth. Our limited operating experience at this scale, combined with the rapidly evolving nature of the markets in which we sell our products and services, the significant uncertainty about how these markets will develop and other economic factors beyond our control, reduces our ability to accurately forecast quarterly or annual revenues. Failure to effectively manage our future growth could adversely affect our business, financial condition and results of operations.

We have limited sources of working capital and will need substantial additional financing.

The working capital required to implement our business strategy and R&D efforts will most likely be provided by funds obtained through offerings of our equity, debt, debt-linked securities, and/or equity-linked securities, and revenues generated by us. No assurance can be given that we will have revenues sufficient to sustain our operations or that we would be able to obtain equity/debt financing in the current economic environment. If we do not have sufficient working capital and are unable to generate sufficient revenues or raise additional funds, we may delay the completion of or significantly reduce the scope of our current business plan; delay some of our development and clinical or marketing efforts; postpone the hiring of new personnel; or, under certain dire financial circumstances, substantially curtail or cease our operations.

We may need to engage in capital-raising transactions in the near future. Such financing transactions may well cause substantial dilution to our shareholders and could involve the issuance of securities with rights senior to the outstanding shares. Our ability to complete additional financings is dependent on, among other things, the state of the capital markets at the time of any proposed offering, market reception of the Company and the likelihood of the success of its business model and offering terms. There is no assurance that we will be able to obtain any such additional capital through asset sales, equity or debt financing, or any combination thereof, on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet our capital needs and to support our operations. If we do not obtain adequate capital on a timely basis and on satisfactory terms, our revenues and operations and the value of our Ordinary Shares and Ordinary Share equivalents would be materially negatively impacted and we may cease our operations.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We rely on a wide portfolio of intellectual property to operate our businesses and we may not be able to effectively protect these intellectual property and proprietary rights against infringement, misappropriation or other violation, or efforts to safeguard our intellectual property may be costly.

We rely on a combination of trademark, copyright and trade secret protection laws in the U.S., the Cayman and other jurisdictions, as well as confidentiality procedures and contractual provisions, to protect our intellectual property rights. We enter into confidentiality agreements with our employees and any third parties who may access our proprietary information, and we rigorously control access to our technology and information. However, we cannot guarantee that we have entered into confidentiality agreements with each party that may have or have had access to our trade secrets or proprietary information. Such agreements may be breached by counterparties, who may disclose our proprietary information, including our trade secrets, or claim ownership in intellectual property that we believe is owned by us, and there may not be adequate remedies available to us for any such breach. In addition, we do not enter into intellectual property assignment agreements in the ordinary course and rely on the intellectual property rights we obtain from our employees by operation of law. The intellectual property rights we obtain by operation of law may not extend to all intellectual property rights developed by our employees and contractors and individuals not subject to invention assignment agreements may make adverse ownership claims to our current and future intellectual property rights. We therefore may not possess ownership rights in all intellectual property rights that we regard as our own or that are necessary for the conduct of our business.

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Intellectual property protection may not be sufficient in the regions in which we operate. Our trademarks or other intellectual property rights may be challenged by others through administrative process or litigation, and our pending trademark applications may not be allowed. In addition, policing any unauthorized use of our intellectual property is difficult, time-consuming and costly, and the steps we have taken may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation and some courts in the U.S. and certain foreign jurisdictions are less willing or unwilling to protect trade secrets. Furthermore, it is often difficult to maintain and enforce intellectual property rights in the England. Statutory laws and regulations in the Cayman are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or the intellectual properties licensed from third parties, or to enforce our contractual rights in the Cayman and other jurisdictions we operate.

In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third parties, we would have no right to prevent them from using that technology or information to compete with us. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to protect and enforce our trademarks and trade names, or build name recognition in our markets of interest thereby harming our competitive position.

The registered or unregistered trademarks or trade names that we own may be challenged, infringed, circumvented, declared generic, lapsed or determined to be infringing on or dilutive of other marks. We may not be able to protect our rights in these trademarks and trade names, which we need in order to build name recognition. In addition, third parties have filed, and may in the future file, for registration of trademarks similar or identical to our trademarks, thereby impeding our ability to build brand identity and possibly leading to market confusion. If they succeed in registering or developing common law rights in such trademarks, and if we are not successful in challenging such rights, we may not be able to use these trademarks to develop brand recognition of our technologies, products or services. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. Further, we may in the future enter into agreements with owners of such third-party trade names or trademarks to avoid potential trademark litigation which may limit our ability to use our trade names or trademarks in certain fields of business.

If we fail to maintain an effective quality control system, our business could be materially and adversely affected.

We place great emphasis on product quality and adhere to stringent quality control measures and have obtained quality control certifications for our products. To meet our customers’ requirements and expectations for the quality and safety of our products, we have adopted a stringent quality control system to ensure that every step of the production process is strictly monitored and managed. Failure to maintain an effective quality control system or to obtain or renew our quality standards certifications may result in a decrease in demand for our products or cancellation or loss of purchase orders from our customers. Moreover, our reputation could be impaired. As a result, our business and results of operations could be materially and adversely affected.

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If we fail to manage our inventory effectively, our results of operations, financial condition and liquidity may be materially and adversely affected.

Our business model requires us to manage a large volume of inventory effectively. We procure products from third-party manufacturers and sell as our own inventory through our Marketplace and off-platform ecommerce. We depend on our demand forecasts for various kinds of products to make purchase decisions and to manage our inventory. Demand for products, however, can change significantly between the time inventory is ordered and the date by which we target to sell it. Demand may be affected by seasonality, new product launches, changes in product cycles and pricing, product defects, changes in consumer spending patterns, changes in consumer tastes with respect to our products and other factors, and our customers may not order products in the quantities that we expect. In addition, when we begin selling a new product, we may not be able to accurately forecast demand. The procurement of certain types of inventory may require significant lead time and prepayment, and they may not be returnable. If we are unable to anticipate or respond to changes in customer preferences or fail to bring products that satisfy new customer preferences to our Marketplace and off-platform ecommerce in a timely manner, our results of operations, financial condition and liquidity could be adversely affected.

Any lack of requisite approvals, licenses or permits applicable to our business operations may harm our business.

We may not be able to obtain all the licenses and approvals that may be deemed necessary to operate our business. Because we operate in multiple jurisdictions, the relevant laws and regulations, as well as their interpretations, could be different from the U.S. This can make it difficult to know which licenses and approvals are necessary, or the processes for obtaining them. For these same reasons, we also cannot be certain that we will be able to maintain the licenses and approvals that we have previously obtained, or that once they expire we will be able to renew them. We cannot be sure that our interpretations of the rules and their exemptions have always been or will be consistent with those of the local regulators.

As we expand our businesses, we may be required to obtain new licenses and will be subject to additional laws and regulations in the markets we plan to operate in. If we fail to obtain, maintain or renew any required licenses or approvals or make any necessary filings or are found to require licenses or approvals that we believed were not necessary or we were exempted from obtaining, we may be subject to various penalties, such as confiscation of the revenues or assets that were generated through the unlicensed business activities, imposition of fines, suspension or cancelation of the applicable license, written reprimands, termination of third-party arrangements, criminal prosecution and the discontinuation or restriction of our operations. Any such penalties may disrupt our business operations and materially and adversely affect our business, financial condition and results of operations.

We may experience significant fluctuations in our results of operations and growth rate.

We have grown significantly in recent years, and we intend to continue to expand the scope and geographic reach of the services we provide. Our anticipated future growth will likely place significant demands on our management and operations. Our success in managing our growth will depend, to a significant degree, on the ability of our executive officers and other members of senior management to operate effectively and on our ability to further improve and develop our financial and management information systems, controls and procedures. In addition, we expect to have to adapt our existing systems and introduce new systems, train and manage our employees and improve and expand our sales and marketing capabilities.

Revenue growth may slow down or decline for any number of reasons, including our inability to attract and retain sellers and buyers, decreased buyer spending, increased competition, slowing overall growth of the e-commerce market, the emergence of alternative business models, changes in government policies and general economic conditions. We may also lose buyers and sellers for other reasons, such as a failure to deliver satisfactory customer or transaction experience or high-quality services. If we are unable to properly and prudently manage our operations as they continue to grow, or if the quality of our services deteriorates due to mismanagement, our brand name and reputation could be significantly harmed, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

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Our results of operations may fluctuate significantly as a result of a variety of factors, including those described above. As a result, historical period-to-period comparisons of our results of operations are not necessarily indicative of future period-to-period results. You should not rely on the results of a single fiscal quarter as an indication of our annual results or our future performance.

If we fail to effectively promote our business and attract new and retain current buyers and sellers, our business, results of operations and prospects may be materially and adversely affected.

We believe that the effective promotion of our business is of significant importance to our success. Enhancing our brand recognition in the e-commerce market is critical to increasing the quantity and depth of engagement of sellers and buyers with our platform, which, in turn, enhances the appeal and assortment of products and services to buyers. We have conducted and will continue to conduct various marketing and promotional activities, including through both digital channels and offline media, aimed at increasing the visibility of our business, the attractiveness of our platform for our sellers and buyers and the growth of buyer traffic on our websites and mobile apps. We cannot assure you, however, that these activities will be effective in achieving the intended promotional impact on our business. In addition, our buyers and sellers may have conflicting views regarding some of the new initiatives we introduce to improve our platform, which can diminish our attempts to maintain a positive network effect and negatively affect our buyer and seller base. Further, any negative publicity relating to our products or services, regardless of its veracity, could harm our reputation and cause buyers and sellers to leave our platform, which would have a material adverse effect on our business, financial condition and results of operations. If our marketing efforts are not successful in attracting new and retaining current buyers, our business, prospects, financial condition and results of operations could be materially and adversely affected.

We are subject to risks related to online transactions and payment methods.

We accept payments using a variety of methods, including credit card, debit card, PayPal, credit accounts (including promotional financing) and customer invoicing. As we offer new payment options to our customers, we may be subject to additional regulations, compliance requirements and fraud. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We are also subject to payment card association operating rules and certification requirements, including the Payment Card Industry Data Security Standard and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. As our business changes, we may also be subject to different rules under existing standards, which may require new assessments that involve costs above what we currently pay for compliance. If we fail to comply with the rules or requirements of any provider of a payment method we accept, if the volume of fraud in our transactions limits or terminates our rights to use payment methods we currently accept, or if a data breach occurs relating to our payment systems, we may, among other things, be subject to fines or higher transaction fees and may lose, or face restrictions placed upon, our ability to accept credit card and debit card payments from customers or to facilitate other types of online payments. If any of these events were to occur, our business, financial condition and operating results could be materially adversely affected.

We occasionally receive orders placed with fraudulent credit card data. We may suffer losses as a result of orders placed with fraudulent credit card data even if the associated financial institution approved payment of the orders. Under current credit card practices, we may be liable for fraudulent credit card transactions. We may also suffer losses from other online transaction fraud, including fraudulent returns. If we are unable to detect or control credit card or transaction fraud, our liability for these transactions could harm our business, financial condition and operating results.

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If we fail to maintain and enhance our brand, our business, prospects and results of operations may be materially and adversely affected.

We believe that maintaining and enhancing our brand is significantly important to the success of our business. A well-recognized brand is critical to increasing the number of buyers and sellers and the level of their engagement and, in turn, enhancing the attractiveness of our products and services to them. Despite conducting a number of brand promotion and recognition activities from time to time, we cannot assure you that these activities will be successful in the future or that we will be able to achieve the brand promotion effects that we expect. In addition, our competitors may increase the intensity of their marketing campaigns, which may force us to increase our advertising spend to maintain our brand awareness. If our brand is harmed or we are forced to increase our marketing expenses, our business, prospects, financial condition and results of operations could be materially and adversely affected.

We operate in a competitive market. If we fail to retain our current market position, our business and results of operations could be materially and adversely affected.

The markets for our products and services are competitive and rapidly evolving. The successful execution of our strategy depends on our ability to continuously attract and retain sellers and buyers, expand the market for our products and services, continue technological innovation and offer new capabilities to sellers and buyers. We have many competitors not only among other e-commerce companies, but also physical stores and a large and fragmented group of other offline retailers. We compete with these current and potential competitors for both sellers and buyers. From time to time, our buyers may decide not to continue purchasing products on our platform for various reasons, including choosing to shop in offline retail stores once more. Our sellers may also decide to switch to our competitors’ services. Some of our existing or potential competitors may have greater resources, capabilities and expertise in management, technology, finance, product development, sales, marketing and other areas. Further, the internet facilitates competitive entry and comparison shopping, which enhances the ability of new, smaller or lesser known businesses, including businesses from outside Cayman, to compete against us. As a result of these various types of current and potential competitors, we may fail to retain or may lose our current market position, we may fail to continue to attract new and maintain our existing buyers and sellers, and we may be required to increase our spending or maintain lower prices, which could materially and adversely affect our business, prospects, financial condition and results of operations.

If we are not able to respond successfully to technological or industry developments, including changes to the business models deployed in our industry, our business may be materially and adversely affected.

The exhibition and technical service market is characterized by rapid technological developments, frequent launches of new products and services, changes in buyer needs and behavior and evolving industry standards. As a result, participants in the exhibition and technical service industry constantly change their product offerings and business models and adopt new technologies to, among other things, increase cost efficiency and adapt to buyer preferences. There can be no assurances that our key competitors will not adopt a more effective business strategy than us or that our competitors will not be able to more quickly adapt to industry changes than we will. If we fail to successfully and timely respond to technological or industry developments, it could result in a loss of sellers and buyers, and our brand, business, prospects, financial condition and results of operations could be materially and adversely affected.

We rely on many counterparties and third-party providers in our business, and the nonperformance or loss of a significant third-party provider through bankruptcy, consolidation, or otherwise, could adversely affect our operations.

We are party to agreements with third-party companies in various aspects of our business model, including the lessors of our fulfillment centers and various logistics providers. If we are unable to maintain or renew leases, or lease other suitable premises on acceptable terms, or if our existing leases are terminated for any reason (including in connection with a lessor’s loss of its ownership rights to such premises), or if a lease’s terms (including rental charges) are revised to our detriment, such matters could have a material adverse effect on our business, financial condition and results of operations. If these third parties do not comply with applicable legal or administrative requirements, were to default on their obligations, or if we lose a significant provider through bankruptcy, consolidation or otherwise, we may be subject to litigation with these third-party providers, fail to renew the respective agreements on commercially acceptable terms and, therefore, face the need of switching to new third-party providers, who may provide services to us at higher prices, and any of the following of which could have a material adverse effect on our business, prospects, financial condition and results of operations.

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We may have difficulties with sourcing the products we sell through our Direct Sales business.

Besides connecting, and facilitating transactions between, buyers and sellers on our Marketplace, we sell products directly to our buyers through our Direct Sales business. In our Direct Sales business, we purchase and hold inventory of a selection of products in our fulfillment centers to be sold directly to buyers, and therefore are dependent on our suppliers we source the products from. There can be no assurance that we will be able to timely replace any of our suppliers in case their products are no longer available to us or otherwise procure the supply of products to our facilities to be sold through the Direct Sales business, which may adversely affect our business, prospects, financial condition and results of operations.

Computer viruses, undetected software errors and hacking may cause delays or interruptions on our systems and may reduce the use of our services and damage our brand reputation.

Our online systems, including our websites, mobile apps and our other software applications, products and systems, could contain undetected errors, or “bugs,” that could adversely affect their performance. While we regularly update and enhance our websites and IT platform and introduce new versions of our mobile apps, the occurrence of errors in any such updates or enhancements may cause disruptions in the provision of our services and may, as a result, cause us to lose market share, and our reputation and brand, business, prospects, financial condition and results of operations could be materially and adversely affected.

In addition, computer viruses and cyber security compromises have in the past, which to date have not been material, and may in the future cause delays or other service interruptions on our systems. However, we may be subject to hacking attempts by malicious actors who seek to gain unauthorized access to our information or systems or to cause intentional malfunctions, loss or corruption of data or leakages of our buyers’ and sellers’ personal data. While we employ various antivirus and computer protection software in our operations, we cannot provide any assurance that such protections will successfully prevent all hacking attempts (whether through the use of “denial of service” attacks or otherwise) or the transmission of any computer viruses which, if not prevented, could significantly damage our software systems and databases, cause disruptions to our business activities (including to our e-mail and other communications systems), result in security breaches and the inadvertent disclosure of confidential and/or sensitive information and hinder access to our platform.

We may incur significant costs to protect our systems and equipment against the threat of, and to repair any damage caused by, computer viruses and hacking. Moreover, if a computer virus or other compromise of our systems becomes highly publicized, our reputation could be materially damaged, resulting in a decrease in the use of our products and services. The inadvertent transmission of computer viruses could also expose us to liability and legal action, which may adversely affect our business, financial condition and results of operations.

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We may be unable to effectively communicate with our buyers and sellers through email, other messages or social media.

We rely on newsletters in the form of emails and other messaging services in order to promote our platform and inform our buyers of our product offerings and/or the status of their orders, or inform our sellers of any updates on the terms and conditions of the sale of their products on our Marketplace. Changes in how webmail services organize and prioritize emails could reduce the number of buyers and sellers opening our emails. For example, some webmail services offer tools and features that could result in our emails and other messages being shown as “spam” or as lower priority to our consumers, which could reduce the likelihood of consumers opening or responding positively to them. Actions by third parties to block, impose restrictions on, or charge for the delivery of emails and other messages, as well as legal or regulatory changes with respect to “permission-based marketing” or generally limiting our right to send such messages or imposing additional requirements on our ability to conduct email marketing or send other messages, could impair our ability to communicate with our buyers and sellers. If we are unable to send emails or other messages to our buyers and sellers, if such messages are delayed or if buyers and sellers do not receive or decline to open them, we would no longer be able to use this free marketing channel. This could impair our marketing efforts or make them more expensive if we have to increase spending on paid marketing channels to compensate and as a result, our business could be adversely affected.

Additionally, malfunctions of our email and messaging services could result in erroneous messages being sent and buyers and sellers no longer wanting to receive any messages from us. Furthermore, our process of obtaining consent from our buyers to receive newsletters and other messages from us and to allow us to use their data may be insufficient or invalid. As a result, such individuals or third parties may accuse us of sending unsolicited advertisements and other messages, and our use of email and other messaging services could result in claims against us.

Since we also rely on social media to communicate with our buyers, changes to the terms and conditions of relevant providers could limit our ability to communicate through social media. These services may change their algorithms or interfaces without notifying us, which may reduce our visibility. In addition, there could be a decline in the use of such social media by our buyers, in which case we may be required to find other, potentially more expensive, communication channels.

An inability to communicate through emails, other messages or social media could have a material adverse effect on our business, prospects, financial condition and results of operations.

Our business requires significant capital investments and a high level of working capital to sustain our operations and business growth.

We require significant capital investments in our business which consist of building and setting up warehouse facilities, technology, sorting and other types of equipment. These investments support both our existing business and anticipated growth. Forecasting projected volume involves many factors which are subject to uncertainty, such as general economic trends, changes in governmental regulation and competition. If we do not accurately forecast our future capital investment needs, we could have excess capacity or insufficient capacity, either of which would negatively affect our revenues and profitability. In addition to forecasting our capital investment requirements, we adjust other elements of our operations and cost structure in response to adverse economic conditions; however, these adjustments may not be sufficient to allow us to maintain our operating margins.

Our strategic investments or acquisitions may be unsuccessful.

We may acquire other assets, technologies, products and businesses that are complementary to our existing business or otherwise. We may also enter into strategic partnerships or cooperation agreements with other businesses to expand our marketplace. Negotiating these transactions can be time-consuming, challenging and expensive, and our ability to close these transactions may often be subject to regulatory approvals that are beyond our control. In addition, investments and acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, significant amortization expenses related to intangible assets, significant diversion of management attention and exposure to potential unknown liabilities of the acquired business. Moreover, the cost of identifying and consummating investments and acquisitions and integrating the acquired businesses into ours may be significant, and the integration of acquired businesses may be disruptive to our existing business operations. Consequently, these transactions, even if undertaken and announced, may not close. For one or more of those transactions, we may issue additional equity securities that would dilute our shareholders’ ownership interest, use cash that we may need in the future to operate our business, incur debt on terms unfavorable to us or that we are unable to repay, incur expenses or substantial liabilities, encounter difficulties retaining key employees of the acquired company or integrating diverse software codes or business cultures, encounter difficulties in assimilating acquired operations, encounter diversion of management’s attention to other business concerns, and become subject to adverse tax consequences, substantial depreciation, impairment losses, or deferred compensation charges. If our investments and acquisitions are not successful, our business, financial condition, results of operations and prospects may be materially and adversely affected.

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We may be subject to product liability claims when people or property are harmed or damaged by the products that are sold on our platform.

We are exposed to product liability or food safety claims relating to personal injury or illness, death or environmental or property damage caused by the products that are sold by us or through our Marketplace, and we do not maintain any insurance with respect to such product liability. As the products offered by us or through our Marketplace are manufactured by third parties, we have only limited control over the quality of these products. In addition, we cannot always effectively prevent our sellers from selling harmful or defective products on our Marketplace, which could cause death, disease or injury to our buyers or damage their property. We may be seen as having facilitated the sale of such products and may be forced to recall such products. Under our Direct Sales model, where we act directly as seller, we may also have to recall harmful products.

Although we require that our sellers only offer products that comply with the existing product safety rules and monitor such compliance, we may not be able to detect, enforce or collect sufficient damages for breaches of such agreements. In addition, any negative publicity resulting from product recalls or the assertion that we sold defective products could damage our brand and reputation. Any material product liability, food safety or other claim could have an adverse effect on our business, prospects, results of operations and financial condition.

We may be impacted by fraudulent or unlawful activities of sellers, which could have a material adverse effect on our reputation and business and may result in civil or criminal liability.

The law relating to the liability of online service providers is currently unsettled, and governmental agencies have in the past and could in the future require changes in the way online businesses are conducted. Our standard agreement with the sellers on our Marketplace provides for monthly payments to sellers for the products sold rather than immediate payment after the sale of a product. Our standard form agreement with our sellers provides that we will directly compensate the buyer for the purchase price if a buyer makes a return and the seller must refund us the price of the returned product. These provisions are designed to prevent sellers from collecting payments, fraudulently or otherwise, in the event that a buyer does not receive the products they ordered or when the products received are materially different from the seller’s descriptions, and to prevent sellers on our Marketplace from selling unlawful, counterfeit, pirated, or stolen goods, selling goods in an unlawful or unethical manner, violating the proprietary rights of others or otherwise violating our product requirements. If our sellers circumvent or otherwise fail to comply with these provisions, it could harm our business or damage our reputation, and we could face civil or criminal liability for unlawful activities by our sellers.

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We depend upon talented employees, including our senior management and IT specialists, to grow, operate and improve our business, and if we are unable to retain and motivate our personnel and attract new talent, we may not be able to grow effectively.

Our success depends on our continued ability to identify, hire, develop, motivate and retain talented employees. Our ability to execute and manage our operations efficiently is dependent upon contributions from all of our employees. Competition for senior management and key IT personnel is intense, and the pool of qualified candidates is relatively limited. From time to time, some of our key personnel may choose to leave our company for various reasons, including personal career development plans or alternative compensation packages. An inability to retain the services of our key personnel or properly manage the working relationship among our management and employees may expose us to legal or administrative action or adverse publicity, which could adversely affect our reputation, business, prospects, financial condition and results of operations.

Training new employees with no prior relevant experience could be time consuming and requires a significant amount of resources. We may also need to increase the compensation we pay to our employees from time to time in order to retain them. If competition in our industry intensifies, it may be increasingly difficult for us to hire, motivate and retain highly skilled personnel due to significant market demand. If we fail to attract additional highly skilled personnel or retain or motivate our existing personnel, we may be unable to pursue growth, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

Employee misconduct is difficult to determine and detect and could harm our reputation and business.

We face a risk that may arise out of our employees’ lack of knowledge or willful, negligent or involuntary violations of laws, rules and regulations or other misconduct. Misconduct by employees could involve, among other things, the improper use or disclosure of confidential information (including trade secrets), embezzlement or fraud, any of which could result in regulatory sanctions or fines imposed on us, as well as cause us serious reputational or financial harm. We have experienced fraudulent misconduct by employees in the past, which to date has not caused any material harm to our business. However, any such further misconduct in the future may result in unknown and unmanaged risks and losses. We have internal audit, security and other procedures in place that are designed to monitor our employees’ conduct. However, despite these controls and procedures there can be no assurance that we will discover employee misconduct in a timely and effective manner, if at all. It is not always possible to guard against employee misconduct and ensure full compliance with our risk management and information policies. The direct and indirect costs of employee misconduct can be substantial, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

The global coronavirus COVID-19 pandemic has caused significant disruptions in our business, which may continue to materially and adversely affect our results of operations and financial condition.

On March 11, 2020, the World Health Organization declared the COVID-19 outbreak a global pandemic. Many businesses and social activities in England and other countries and regions were severely disrupted in 2020, including those of our suppliers, customers and employees. This pandemic has also caused market panics, which materially and negatively affected the global financial markets, such as the plunge of global stocks on major stock exchanges in March 2020. Such disruption and slowdown of the world’s economy in 2020 and beyond had, and may continue to have, a material adverse effect on our results of operations and financial condition. We and our customers experienced significant business disruptions and suspension of operations due to quarantine measures to contain the spread of the pandemic, which caused shortage in the supply of raw materials, reduced our production capacity, increased the likelihood of default from our customers and delayed our product delivery. All of these had resulted in a material adverse effect on our results of operations and financial condition in the fiscal year 2021. The extent to which the COVID-19 pandemic may impact our business, operations and financial results will depend on numerous evolving factors that the Company cannot accurately predict at this time, including the uncertainty on the potential resurgence of the COVID-19 cases in England, the continual spread of the virus globally, and the instability of local and global government policies and restrictions. We are closely monitoring the development of the COVID-19 pandemic and continuously evaluating any further potential impact on our business, results of operations and financial condition. If the pandemic persists or escalates, we may be subject to further negative impact on our business operations and financial condition.

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Natural disasters, pandemics, epidemics, acts of war, terrorist attacks and other events could materially and adversely affect our business.

Severe weather conditions and other natural or man-made disasters, including storms, floods, fires, earthquakes, epidemics, pandemics, conflicts, unrest, or terrorist attacks, may disrupt our business and result in decreased revenues. Customers may reduce their demand for logistics services or shipments, or our costs to operate our business may increase, either of which could have a material adverse effect on us. Any such event affecting one of our major facilities could result in a significant interruption in or disruption of our business, financial condition and results of operations.

Government regulation of the Internet and ecommerce in the U.S. and globally is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business and results of operations.

We are subject to general business regulations and laws as well as regulations and laws specifically governing the Internet and ecommerce in the U.S. and globally. Existing and future regulations and laws could impede the growth of the Internet, ecommerce or mobile commerce. These regulations and laws may involve taxes, tariffs, privacy and data security, anti-spam, content protection, electronic contracts and communications, consumer protection, Internet neutrality and gift cards. It is not clear how existing laws governing issues such as property ownership, sales and other taxes and consumer privacy apply to the Internet as the vast majority of these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised by the Internet or ecommerce. It is possible that general business regulations and laws, or those specifically governing the Internet or ecommerce, may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. We cannot be sure that our practices have complied, comply or will comply fully with all such laws and regulations. Any failure, or perceived failure, by us to comply with any of these laws or regulations could result in damage to our reputation, a loss in business and proceedings or actions against us by governmental entities or others. Any such proceeding or action could hurt our reputation, force us to spend significant amounts in defense of these proceedings, distract our management, increase our costs of doing business, decrease the use of our sites by consumers and suppliers and may result in the imposition of monetary liability. We may also be contractually liable to indemnify and hold harmless third parties from the costs or consequences of non-compliance with any such laws or regulations. Adverse legal or regulatory developments could substantially harm our business. Further, if we enter into new market segments or geographical areas and expand the products and services we offer, we may be subject to additional laws and regulatory requirements or prohibited from conducting our business, or certain aspects of it, in certain jurisdictions. We will incur additional costs complying with these additional obligations and any failure or perceived failure to comply would adversely affect our business and reputation.

Trade restrictions could materially and adversely affect our business, financial condition and results of operations.

Our cross-border logistics services may be affected by trade restrictions implemented by countries or territories in which our customers are located or in which our customers’ products are manufactured or sold.

For example, we are subject to risks relating to changes in trade policies, tariff regulations, embargoes or other trade restrictions adverse to our customers’ business. Actions by governments that result in restrictions on movement of parcel or otherwise could also impede our ability to carry out our cross-border ecommerce solutions and logistics services. In addition, international trade and political issues, tensions and conflicts may cause delays and interruptions to cross-border transportation and result in limitations on our insurance coverage. If we are unable to connect our global customers in our marketplace or provide solutions to transports parcel to and from countries with trade restrictions in a timely manner or at all, our business, financial condition and results of operations could be materially and adversely affected.

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Under the strong supervision of the government, our business may be controlled.

The Company’s business segments may be subject to various government and regulatory interference in the provinces in which they operate. The Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Furthermore, it is uncertain when and whether the Company will be required to obtain permission from the government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

Risks Related to the Offering and Our Ordinary Shares

The initial public offering price of our Ordinary Shares may not be indicative of the market price of our Ordinary Shares after this offering. In addition, an active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained, and our share price may be volatile.

Prior to the completion of this offering, our Ordinary Shares were not traded on any market. Any active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained after this offering. Active, liquid and orderly trading markets usually result in less price volatility and more efficiency in carrying out investors’ purchase and sale orders. The market price of our Ordinary Shares could vary significantly as a result of a number of factors, some of which are beyond our control. In the event of a drop in the market price of our Ordinary Shares, you could lose a substantial part or all of your investment in our Ordinary Shares. The initial public offering price will be determined by us, based on numerous factors and may not be indicative of the market price of our Ordinary Shares after this offering. Consequently, you may not be able to sell our Ordinary Shares at a price equal to or greater than the price paid by you in this offering.

The following factors could affect our share price:

●	our operating and financial performance;
●	quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and revenues;
●	the public reaction to our press releases, our other public announcements and our filings with the SEC;
●	strategic actions by our competitors;
●	changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;
●	speculation in the press or investment community;
●	the failure of research analysts to cover our Ordinary Shares;
●	sales of our Ordinary Shares by us or other shareholders, or the perception that such sales may occur;
●	changes in accounting principles, policies, guidance, interpretations or standards;
●	additions or departures of key management personnel;

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●	actions by our shareholders;
●	domestic and international economic, legal and regulatory factors unrelated to our performance; and
●	the realization of any risks described under this “Risk Factors” section.

The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Ordinary Shares. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in very substantial costs, diver our management’s attention and resources and harm our business, operating results and financial condition.

There may not be an active, liquid trading market for our Ordinary Shares.

Prior to the completion of this offering, there has been no public market for our Ordinary Shares. An active trading market for our Ordinary Shares may not develop or be sustained following this offering. You may not be able to sell your shares at the market price, if at all, if trading in our shares is not active. The initial public offering price was determined by negotiations between us and our advisors based upon a number of factors. The initial public offering price may not be indicative of prices that will prevail in the trading market.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on a price appreciation of the Ordinary Shares for a return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the Ordinary Shares as a source for any future dividend income.

A sale or perceived sale of a substantial number of our Ordinary Shares may cause the price of our Ordinary Shares to decline.

If our shareholders sell substantial amounts of our Ordinary Shares in the public market, the market price of our Ordinary Shares could fall. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their shares and investors to short our Ordinary Shares. These sales also make it more difficult for us to sell equity-related securities in the future at a time and price that we deem reasonable or appropriate.

There can be no assurance that we will not be a passive foreign investment company (“PFIC”) for United States federal income tax purposes for any taxable year, which could subject United States holders of our Ordinary Shares to significant adverse United States federal income tax consequences.

A non-United States corporation will be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year if either (i) at least 75% of its gross income for such taxable year is passive income or (ii) at least 50% of the value of its assets (based on average of the quarterly values of the assets) during such year is attributable to assets that that produce or are held for the production of passive income. Based on the current and anticipated value of our assets and the composition of our income assets, we do not expect to be a PFIC for United States federal income tax purposes for our current taxable year ended December 31, 2023 or in the foreseeable future. However, the determination of whether or not we are a PFIC according to the PFIC rules is made on an annual basis and depend on the composition of our income and assets and the value of our assets from time to time. Therefore, changes in the composition of our income or assets or value of our assets may cause us to become a PFIC. The determination of the value of our assets (including goodwill not reflected on our balance sheet) may be based, in part, on the quarterly market value of Ordinary Shares, which is subject to change and may be volatile.

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The classification of certain of our income as active or passive, and certain of our assets as producing active or passive income, and hence whether we are or will become a PFIC, depends on the interpretation of certain United States Treasury Regulations as well as certain IRS guidance relating to the classification of assets as producing active or passive income. Such regulations guidance is potentially subject to different interpretations. If due to different interpretations of such regulations and guidance the percentage of our passive income or the percentage of our assets treated as producing passive income increases, we may be a PFIC in one of more taxable years.

If we are a PFIC for any taxable year during which a United States person holds Ordinary Shares, certain adverse United States federal income tax consequences could apply to such United States person.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

We are classified as an “emerging growth company” under the JOBS Act. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things, (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, (ii) comply with any new requirements adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (iii) provide certain disclosure regarding executive compensation required of larger public companies, or (iv) hold nonbinding advisory votes on executive compensation. We will remain an emerging growth company for up to five years, although we will lose that status sooner if we have more than $1.235 billion of revenues in a fiscal year, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.

To the extent that we rely on any of the exemptions available to emerging growth companies, you will receive less information about our executive compensation and internal control over financial reporting than issuers that are not emerging growth companies. If some investors find our Ordinary Shares to be less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Pursuant to Section 404 of the Sarbanes-Oxley Act, we will be required to file a report by our management on our internal control over financial reporting, including an attention report on internal control over financial reporting issued by our independent registered public accounting firm. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. The presence of material weakness in internal control over financial reporting could result in financial statement errors, which, in turn, could lead to error our financial reports and/or delays in our financial reporting, which could require us to restate our operating results. We might not identify one or more material weaknesses in our internal controls in connection with evaluating our compliance with Section 404 of the Sarbanes-Oxley Act. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting. We will need to expend significant resources and provide significant management oversight. Implementing any appropriate changes to our internal controls may require specific compliance training of our directors and employees, entail substantial costs in order to modify our existing accounting systems, take a significant period of time to complete and divert management’s attention from other business concerns. These changes may not, however, be effective in maintaining the adequacy of our internal control.

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If we are unable to conclude that we have effective internal controls over financial reporting, investors may lose confidence in our operating results, the price of the Ordinary Shares could decline and we may be subject to litigation or regulatory enforcement actions. In addition, if we are unable to meet the requirements of Section 404 of the Sarbanes-Oxley Act, the Ordinary Shares may not be able to remain listed on the exchange.

As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, which may limit the information publicly available to our shareholders.

As a foreign private issuer, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and therefore there may be less publicly available information about us than if we were a U.S. domestic issuer. For example, we are not subject to the proxy rules in the United States and disclosure with respect to our annual general meetings will be governed by Cayman requirements. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Ordinary Shares.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq listing standards that allow us to follow Cayman law for certain governance matters. Certain corporate governance practices in the Cayman may differ significantly from corporate governance listing standards as, except for general fiduciary duties and duties of care, Cayman law has no corporate governance regime which prescribes specific corporate governance standards. Currently, we do not intend to rely on home country practice with respect to our corporate governance after we complete with this offering. However, if we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would have under corporate governance listing standards applicable to U.S. domestic issuers.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman law.

We are an exempted company incorporated under the laws of the Cayman. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act (Revised) of the Cayman and the common law of the Cayman. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman law are to a large extent governed by the common law of the Cayman. The common law of the Cayman is derived in part from comparatively limited judicial precedent in the Cayman as well as from the common law of Cayman, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman. The rights of our shareholders and the fiduciary duties of our directors under Cayman law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman. In addition, Cayman companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

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We are an exempted company incorporated under the laws of the Cayman. Shareholders of Cayman exempted companies have no general rights under Cayman law to inspect corporate records or to obtain copies of lists of shareholders of these companies. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman company and substantially all of our assets are located outside of the United States. In addition, substantially all of our current directors and officers are nationals and/or residents of countries other than the United States. All or a substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of the company’s listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by the Public Company Accounting Oversight Board (“PCAOB”), an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our public offering will be relatively small, and our company’s insiders will hold a large portion of the company’s listed securities. Nasdaq might apply the additional and more stringent criteria for our initial and continued listing, which might cause delay or even denial of our listing application.

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If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Capital Market, although we exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We will seek to have our securities approved for listing on the Nasdaq Capital Market upon consummation of this offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our securities are listed on the Nasdaq Capital Market, we cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market.

In addition, following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market does not list our securities or subsequently delists our securities from trading, we could face significant consequences, including:

●	limited availability for market quotations for our securities;
●	reduced liquidity with respect to our securities;
●	a determination that our Ordinary Share is a “penny stock,” which will require brokers trading in our Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Share;
●	limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

The market price of our ordinary shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The public offering price for our ordinary shares will be determined through negotiations between the underwriters and us and may vary from the market price of our ordinary shares following our public offering. If you purchase our ordinary shares in our public offering, you may not be able to resell those shares at or above the public offering price. We cannot assure you that the public offering price of our ordinary shares, or the market price following our public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our public offering. The market price of our ordinary shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;
●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;
●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;
●	announcements by us or our competitors of significant services or features, technical innovations, acquisitions, strategic relationships, joint ventures, or capital commitments;
●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;
●	lawsuits threatened or filed against us; and
●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

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In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. In the event that we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

We have broad discretion in the use of the net proceeds from our public offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our public offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our public offering in a manner that does not produce income or that loses value. As of the date of this Prospectus, Management has not determined the types of businesses that the Company will target or the terms of any potential acquisition.

We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

Upon completion of this offering, we will become a public company in the United States. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, Sarbanes-Oxley and rules and regulations implemented by the SEC and the Nasdaq Capital Market require significantly heightened corporate governance practices for public companies. We expect that these rules and regulations will increase our legal, accounting and financial compliance costs and will make many corporate activities more time-consuming and costly.

We do not expect to incur materially greater costs as a result of becoming a public company than those incurred by similarly sized U.S. public companies. In the event that we fail to comply with these rules and regulations, we could become the subject of a governmental enforcement action, investors may lose confidence in us and the market price of our ordinary shares could decline.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

Upon completion of this offering, we will be a publicly listed company in the United States. As a publicly listed company, we will be required to file annual reports with the Securities and Exchange Commission. In some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S.-listed public company, we will be governed by U.S. laws that our competitors, which are mostly private British companies, are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public listing could affect our results of operations.

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Our international operations are subject to a variety of legal, regulatory, political and economic risks.

Our international activities are significant to our revenues and profits, and we plan to further expand internationally. In certain international market segments, we have relatively little operating experience and may not benefit from any first-to-market advantages. It is costly to establish, develop, and maintain international operations, and promote our brand internationally. Our international operations may not become profitable on a sustained basis.

In addition, our international sales and operations are subject to a number of risks, including:

●	local economic, inflation and political conditions;
●	government regulation (such as regulation of our product and service offerings and of competition); restrictive governmental actions (such as trade protection measures, including export duties and quotas and custom duties and tariffs); nationalization; and restrictions on foreign ownership;
●	restrictions on sales or distribution of certain products or services and uncertainty regarding liability for products, services, and content, including uncertainty as a result of less Internet-friendly legal systems, local laws, lack of legal precedent, and varying rules, regulations, and practices regarding the physical and digital distribution of media products and enforcement of intellectual property rights;
●	business licensing or certification requirements;
●	limitations on the repatriation and investment of funds and foreign currency exchange restrictions;
●	limited fulfillment and technology infrastructure;
●	potential impact of the COVID-19 pandemic on our business operations and the economy in globally;
●	shorter payable and longer inventory and receivable cycles and the resultant negative impact on cash flow;
●	laws and regulations regarding consumer and data protection, privacy, network security, encryption, payments, advertising, and restrictions on pricing or discounts;
●	lower levels of use of the Internet;
●	lower levels of consumer spending and fewer opportunities for growth compared to the U.S., Europe, Japan or the Cayman;
●	difficulty in staffing, developing, and managing foreign operations as a result of distance, language, and cultural differences;
●	different employee/employer relationships and the existence of works councils and labor unions;
●	differing labor regulations where labor laws may be more advantageous to employees as compared to the U.S. and the other jurisdictions we operate in;
●	compliance with the U.S. Foreign Corrupt Practices Act and other applicable U.S. and foreign laws prohibiting corrupt payments to government officials and other third parties;
●	laws and policies of the U.S. and other jurisdictions affecting trade, foreign investment, loans, and taxes; and geopolitical events, including pandemic, war and terrorism.

As international physical, ecommerce, and omni-channel retail and other services grow, competition will intensify, including through adoption of evolving business models. Local companies may have a substantial competitive advantage because of their greater understanding of, and focus on, the local customer, as well as their more established local brand names. The inability to hire, train, retain, and manage sufficient required personnel may limit our international growth.

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INDUSTRY AND MARKET DATA

This prospectus contains estimates, projections and other information concerning our industry, our business, and the markets for our product candidates. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by third parties, industry, medical and general publications, government data and similar sources. While we believe our internal company research as to such matters is reliable, it has not been verified by any independent source.

In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

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USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $           million after deducting estimated underwriting discounts and commissions and the estimated offering expenses payable by us and based upon an assumed initial offering price of $6.50 per ordinary share (excluding any exercise of the underwriters’ over-allotment option).

A $        increase (decrease) in the assumed initial public offering price of $        per share would increase (decrease) the net proceeds to us from this offering by approximately $        million, after deducting the estimated underwriting discounts and commissions and estimated aggregate offering expenses payable by us and assuming no change to the number of ordinary share offered by us as set forth on the cover page of this prospectus, provided, however, that in no case would we decrease the initial public offering price to less than $6.50 per share.

Description of Use	Estimated Amount of Net Proceeds (US $)	Percentage
Product Development		15%
Build upstream and downstream ecological chain		15%
Decoration of physical store storefronts		15%
Online and offline media promotion		15%
Talent Team Building		10%
Build directly operated stores		15%
Sales channel laying		5%
Business Negotiation		5%
Other operating liquidity		5%
Total project input funds		100.00%

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have some flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not imminently used for the above purposes, we intend to invest in short-term, interest-bearing bank deposits or debt instruments.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock, and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future.

We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business.

Any future determination to pay dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend upon, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

From time to time, we may also enter into other loan or credit agreements or similar borrowing arrangements that may further restrict our ability to declare or pay dividends on our common stock. Our board of directors will have sole discretion in making any future determination to pay dividends, subject to applicable laws, taking into account, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

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CAPITALIZATION

The following table sets forth our capitalization as of Dec 31, 2023 as follows:

●	on an actual basis; and

●	on an adjusted basis to reflect the sale of ordinary shares in this offering, at an assumed initial public offering price of $6.50 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The adjustments reflected below are subject to change and are based upon available information and certain assumptions that we believe are reasonable. Total shareholders’ equity and total capitalization following the completion of this offering are subject to adjustment based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this capitalization table in conjunction with “Use of Proceeds,” “Summary Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

As of December 31, 2023
	Actual	Pro Forma As Adjusted
Shareholder’s Equity:
Ordinary shares, US$0.0001 par value per share
Statutory reserves
Additional paid-in capital
Retained earnings
Accumulated other comprehensive loss
Total shareholders’ equity
Total capitalization

(1)	Gives effect to the sale of Ordinary Shares in this offering at an assumed initial public offering price of $ per share and reflects the application of the proceeds after deducting the underwriting discounts, non-accountable expense allowance and our estimated offering expenses.

(2)	Pro forma adjusted additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting discounts and non-accountable expense allowance, and other expenses. We expect to receive net proceeds of approximately $ ($ offering, less underwriting discounts of $ , non-accountable expense allowance of $ , accountable expenses of $ and offering expenses of $ ).

Each $1.00 increase (decrease) in the assumed initial public offering price of $ per Ordinary Share would increase (decrease) the pro forma as adjusted amount of total capitalization by $         million, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. An increase (decrease) of one million in the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of total capitalization by $         million, assuming no change in the assumed initial public offering price per Ordinary Share as set forth on the cover page of this prospectus.

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DILUTION

If you invest in our Ordinary Shares, your interest will be diluted to the extent of the difference between the initial public offering price per Ordinary Share and the pro forma net tangible book value per Ordinary Share after the offering. Dilution results from the fact that the offering price per Ordinary Share is substantially in excess of the book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares. Our net tangible book value attributable to shareholders on December 31, 2023 was $         or approximately $         per Ordinary Share. Net tangible book value per Ordinary Share as of December 31, 2023 represents the amount of total assets less intangible assets and total liabilities, divided by the number of Ordinary Shares outstanding.

Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after December 31, 2023, will be $         or approximately $         per Ordinary Share. This would result in dilution to investors in this offering of approximately $         per Ordinary Share or approximately         % from the assumed offering price of $         per Ordinary Share. Net tangible book value per Ordinary Share would increase to the benefit of present shareholders by $         per share attributable to the purchase of the Ordinary Shares by investors in this offering.

The following table sets forth the estimated net tangible book value per Ordinary Share after the offering and the dilution to persons purchasing Ordinary Shares based on the foregoing firm commitment offering assumptions. The number of our Ordinary Shares had been adjusted retrospectively to reflect the increasing of share capital. See “Description of Share Capital” for more details.

Offering
Assumed public offering price per share
Net tangible book value per share as of December 31, 2023
Increase in pro forma net tangible book value per share attributable to price paid by new investors
Pro forma net tangible book value per share after this offering
Dilution in pro forma net tangible book value per share to new investors in this offering

The following table sets forth, on an as adjusted basis as of December 30, 2023, the difference between the number of common stock purchased from us, the total cash consideration paid, and the average price per share paid by our existing shareholders and by new public investors before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, using an assumed public offering price of $         per share:

	Shares Purchased		Total Cash Consideration
	Number	Percent	Amount	Percent
Existing shareholders
New investors from public offering
Total

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CORPORATE HISTORY AND STRUCTURE

Corporate History

YZSZ Holding Group Inc, a Cayman company established on 22nd day of July, 2024, is the issuer of the ordinary shares provided in this prospectus. Prior to this issuance and transaction (see the definition below),The original equity owners were Fang Liao , Chuanqi Su . We will complete the transaction before completing this issuance, excluding this issuance.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Our Company

YZSZ Holding Group Inc since its inception, has been committed to applying advanced technology to the traditional exhibition industry, promoting cultural development through scientific and technological innovation, and realizing the corporate vision of "rejuvenating culture through science and technology and creating a better future together". With more than 30 years of deep-rooted experience in the exhibition industry, the founder of the group successfully led the company to become a pioneer in the exhibition field, focusing on integrating online and offline resources to create an efficient and convenient industry ecosystem.

With the goal of "making the exhibition of digital intelligence possible", the company uses cutting-edge technologies such as big data, cloud computing and artificial intelligence to provide customers with a series of comprehensive scientific and technological exhibitions, conference exchanges and cultural activities. These technologies can not only improve the efficiency and coverage of the exhibition, but also help customers maximize their commercial value in a complex market environment.

The exhibition service platform of Cloud in Digital Intelligence is a typical example. The platform uses cloud computing, big data model, streaming media and mobile internet technology to provide comprehensive business activities support for various industries and enterprises. This "never-ending Expo" platform enables all kinds of exhibition activities to transcend the limitations of time and space and provide more flexible and sustainable exhibition opportunities. In addition, the platform also provides enterprises with a series of digital tools, from image publicity, product display to sales staff training, market investment and information research, which greatly enhances the market competitiveness of enterprises.

In terms of corporate culture, YZSZ Holding Group Inc adheres to the core values of "quality first, customer first, honesty first, and creating the future together". This is not just a simple slogan, but runs through every link of the company's daily operation. The Group emphasizes continuous technological innovation and process optimization to ensure that products and services always maintain the leading level in the industry. The company believes that by exceeding customers' expectations, we can truly achieve high-quality services and products.

The principle of "customer first" drives the company to deeply understand and meet the needs of customers, provide tailor-made solutions for customers, and establish long-term mutually beneficial cooperative relations. "Honesty-oriented" is the code of conduct of the company in all business activities, winning the trust of customers, partners and society through transparent communication and honest behavior.

In the end, "creating the future together" is not only reflected in the cooperation with customers, but also extended to the close cooperation with employees, suppliers and communities. By supporting innovative thinking and sustainable development projects, YZSZ Holding Group Inc faces challenges with all stakeholders, shares success, and promotes the long-term growth of society and enterprises, thus creating greater value for society.

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Our History and Development

YZSZ Holding Group Inc as a pioneer in the field of digital exhibition and commercial services, has established a strong market position and technical advantages in the industry. In order to go further, the company plans to expand its business scope and enhance its competitiveness in the global market through a series of carefully planned strategic measures.

First of all, the company will increase investment in technological innovation and research and development (R&D), especially in cutting-edge scientific and technological fields such as artificial intelligence, virtual reality/augmented reality/mixed reality (VR/AR/XR) and digital twin technology. YZSZ Holding Group Incwill set up a special R&D team and actively cooperate with the world's top universities and research institutions, which will not only promote technological innovation, but also enhance the depth and breadth of the company's services. This continuous technical investment will help the company maintain its position in the forefront of technology while providing high-quality services.

Secondly, the company will be committed to expanding its market to the international level, especially targeting Southeast Asia and Europe. By participating in international exhibitions and business activities, YZSZ Holding Group Inc will enhance the global popularity and influence of its brand. In addition, the company also plans to strengthen online marketing activities and use social media, professional forums and other digital platforms to improve the online visibility and participation of the brand, which will further consolidate its market position and attract more international customers.

In order to meet the needs of different customers, the company will also provide more diversified and customized services. For enterprises with different scales and needs, such as providing cost-effective digital exhibition hall solutions for small enterprises and designing comprehensive digital transformation and business integration solutions for large enterprises. This flexible service strategy will enable YZSZ Holding Group Inc to better meet various customer needs, thus enhancing customer satisfaction and loyalty.

In addition, the company will actively expand its cooperation network with leading enterprises in the industry. This includes technical cooperation, marketing cooperation and data sharing. These cooperations will help the company to gain new business opportunities and expand data resources, thus improving the overall service quality and market competitiveness.

Finally, YZSZ Holding Group Inc attaches importance to the continuous education and career development of employees. The company will provide employees with various skills upgrading opportunities, including internal training and external training. This continuous investment in employee development can not only improve the professional ability of the team, but also stimulate innovative thinking and provide impetus for the company's long-term growth and innovation.

Through the implementation of these strategies, YZSZ Holding Group Inc expects to significantly improve its performance in the international market in the next few years and establish its position as the world's leading digital exhibition and business service provider.

Major Factors Affecting Our Results of Operations

Global trade shows are an important platform for business communication and market expansion, but these activities also face many risks. The following is a more detailed analysis of each risk factor, and provides possible risk management strategies to help enterprises effectively deal with and minimize the negative impact of these risks.

1. Political and economic instability:

The exhibition may be forced to cancel or postpone because of political turmoil such as coup, protest or serious political conflict. Enterprises can reduce this risk by choosing a country or region with relatively stable political situation as the exhibition venue.

Economic fluctuations such as economic recession or inflation may affect the financial resources of exhibitors and visitors, thus reducing the possibility of their participation in the exhibition. Enterprises should monitor the economic situation of the target market and be prepared to flexibly adjust the market strategy.

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2. Health and safety issues:

A health crisis such as a global epidemic may lead to the cancellation of the exhibition or seriously affect the number of participants. Enterprises should make contingency plans, including possible virtual exhibition options, to maintain business continuity.

Security issues such as terrorist attacks or natural disasters are also potential risks. Enterprises should cooperate with exhibition organizers to ensure effective safety measures and emergency plans.

3. Logistics and supply chain issues:

The interruption of international transportation may cause the exhibits to arrive late or not at all. Enterprises should choose reliable logistics partners and make backup plans in advance.

Customs problems may cause the exhibits to be delayed or incur additional costs. Enterprises should understand the relevant import and export regulations and prepare corresponding documents and licenses to avoid delays and extra expenses.

4. Cultural and linguistic barriers:

Cultural differences may lead to misunderstandings and affect the transactions and negotiations at the exhibition. Enterprises should carry out cultural awareness training in advance to improve the team's cross-cultural communication ability.

Language barriers may hinder communication. Enterprises can employ multilingual staff or use professional translation services to ensure accurate information transmission.

5. Technical problems:

The lack of technical support at the exhibition site may lead to the damage of the exhibition effect, such as the failure of booth equipment or network problems. Enterprises should ensure the reliability of technical equipment and conduct tests in advance.

The technical failure of digital exhibition may also affect the exhibition effect. Choosing a stable and reliable digital platform and making full pretest are the key to alleviate this risk.

6. Market and competitive risks:

The products or services exhibited may not meet the needs of the target market. Enterprises should conduct market research to ensure that their products and services meet the current needs and trends of the target market.

Strong competitors may affect the attention of potential customers. Enterprises should highlight their own advantages through innovation and differentiation strategies.

7. Legal and regulatory risks:

Legal problems such as failure to comply with local regulations may lead to heavy penalties. Enterprises should consult local legal experts to ensure that all activities comply with local laws and regulatory requirements.

Insufficient protection of intellectual property rights may lead to counterfeit products. Enterprises should take appropriate measures to protect their intellectual property rights, such as registered patents and trademarks.

8. Cost and return on investment:

High participation costs may lead to low returns. Enterprises should manage costs through accurate budget control and cost-benefit analysis.

The uncertainty of the exhibition effect may affect the expected business growth. Through real-time exhibition effect monitoring and adjustment strategy, enterprises can maximize the return on their investment in the exhibition.

Generally speaking, by identifying these risks and making a comprehensive risk management plan, enterprises can participate in global trade fairs more effectively while minimizing potential adverse effects.

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Our Marketing and Sales

In order to effectively carry out marketing and sales in the global trade exhibition, enterprises can adopt the following strategies to improve the effect of the exhibition and enhance sales results:

1. Clear objectives and preset target customer groups: Before the exhibition, make clear the specific goals that the enterprise hopes to achieve (such as enhancing brand awareness, generating a list of potential customers, direct sales, etc.). Determine the target customer base and study their needs and preferences in order to provide targeted information and solutions at the exhibition.

2. Optimize the booth design and layout: Design an attractive booth to make it visually prominent and easy to access. Use bright colors, clear logos and innovative design elements to attract the attention of exhibitors. Ensure that the booth layout is convenient for communication and product display. Set up a special reception area and negotiation area, so that visitors can comfortably understand products and services.

3. Efficient use of multimedia and technical tools: Multimedia tools such as video display, virtual reality (VR) experience and interactive screen are used to show the characteristics and uses of the products, so as to improve the participation and interest of exhibitors. Use mobile applications or digital platforms to collect information about potential customers for follow-up after the exhibition.

4. Strengthen team training and preparation: Ensure that the exhibition team knows all the details of the product, can answer professional questions and give effective product demonstrations. Train sales staff in effective communication and sales skills during the exhibition to ensure that they can actively attract and receive exhibitors.

5. Conduct preview publicity and activities: Promote through social media, email marketing and partner channels before the exhibition, remind target customers of the time and place of the exhibition and invite them to visit the booth. Consider setting exclusive offers or special exhibition activities, such as lottery or on-site discounts, to increase the attraction of the exhibition.

6. Active follow-up and customer relationship management: After the exhibition, follow up with potential customers in time and send thank-you letters, meeting minutes and further marketing materials. Use customer relationship management (CRM) system to record the information and interaction history of potential customers, and regularly update and maintain contact with customers.

7. Measure the effect and make continuous improvement: Set up specific indicators to evaluate the effect of the exhibition, such as the number of visitors, the number of potential customers, actual sales, etc. Analyze these data to identify the elements of success and the areas that need improvement, so as to make adjustments in future exhibitions.

Through the implementation of these strategies, enterprises can not only promote their products and services more effectively in global trade exhibitions, but also enhance their interaction with target customers and sales results.

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BUSINESS

Our Mission

In our corporate culture, the four principles of "quality first, customer first, honesty first, and creating the future together" are not only our core values, but also the driving force to push us forward day by day. These principles run through every level of our decision-making, actions and business operations.

Quality first

For us, "quality first" means pursuing perfection in every link. We strive to reach the highest standards at every step, whether in the selection at the initial stage of design, the link control in the exhibition process and the quality inspection of the final effect. By adopting the latest technology, we constantly improve the quality of the exhibition and ensure that we can remain competitive in the global market. Our R&D team continues to carry out technological innovation to ensure the continuous progress and innovation of products.

Customer first

Under the guidance of "customer first", we put the customer's needs and satisfaction first. We have established a comprehensive customer service system, from pre-sales consultation to after-sales support, and every link is centered on customer needs. Our sales and service teams receive strict training, not only know about products, but also know how to listen and communicate, and can accurately grasp customers' needs and provide personalized solutions. In addition, we regularly collect customer feedback, and constantly adjust and optimize product lines and services through data analysis and market research to ensure that we can foresee and meet the changing needs of customers.

Honesty first

Integrity is the cornerstone of our corporate culture. In all business activities, we promise to conduct transparent transactions and maintain fair market competition. We strictly abide by domestic and foreign laws and regulations, and treat all business partners and stakeholders with integrity. We believe that only a business relationship based on integrity can be long-term and stable. We also emphasize the integrity of internal management to ensure that all employees can work in a fair and open environment, and every employee understands that his behavior is closely related to the reputation of the company.

Create the future jointly

We actively advocate win-win cooperation with all stakeholders. We believe that only through cooperation can we effectively meet the challenges of the industry and achieve sustainable development. We support and participate in various social responsibility projects, such as environmental protection, education and public welfare activities, and promote the development and well-being of the community through these activities. At the same time, we encourage employees to think creatively and provide necessary resources and support, so that they can realize their personal value in their work and jointly promote the long-term development of the company.

In a word, these four principles are the core of our corporate culture and the beacon that guides us to keep advancing and pursue Excellence. Through daily practice and continuous improvement, we firmly believe that we can create greater value for customers, employees and the whole society.

Overview

The founder of YZSZ Holding Group Inc with 30 years of deep-rooted experience in the exhibition industry, led the company to adhere to the principle of "rejuvenating culture through science and technology and creating a better future together" and focused on the development of the exhibition field driven by planning and design. With the vision of "realizing the possibility of digital intelligent exhibition" and using big data technology as the core driving force, the company is committed to providing customers with an all-round service integrating science and technology exhibition, conference exchange and cultural activities, so as to build an efficient and convenient industry ecosystem and help customers maximize their commercial value.

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The company advocates six values of "integrity, innovation, integration, professionalism, service and sharing", aiming at building a leading cloud-based digital exhibition service platform in China. This platform adopts various high-tech means, including cloud computing, artificial intelligence, large model technology, streaming media and 2D/3D image processing technology, and is committed to becoming a "never-ending Expo" and forming a new ecology of the convention and exhibition industry.

The comprehensive functions of Yun Zai Shu Zhi exhibition service platform include providing enterprises with efficient digital tools such as image publicity, product display, sales channel expansion, customer relationship maintenance, sales staff training and market research. The platform can cross the boundaries of time, space, language and industry, and provide intelligent services such as target customer promotion, exhibition docking and online exhibition hall. In addition, the platform also provides an effective digital docking platform for the government's economic activities, publicity and investment attraction to support various commercial and economic development activities.

Our Competitive Strengths

Our competitive advantage lies in the following key aspects:

1. Technological innovation: By integrating the latest technologies, such as augmented reality (AR), virtual reality (VR) and artificial intelligence (AI), we provide exhibitors and visitors with a unique interactive experience. This not only enhances the attraction of the exhibition, but also significantly increases the participation and satisfaction of participants.

2. Global network and local expertise: We have cooperative networks and teams all over the world, and can provide localization services in many countries and regions. This combination of global and local execution ability allows us to understand and meet the specific needs of each market more deeply.

3. Efficient resource management: Our advanced resource management system and optimized supply chain management ensure the efficient utilization of exhibition hall resources and ensure the smooth progress of the exhibition. This efficient management not only reduces the cost, but also improves the service quality and response speed.

4. Customized services: We provide highly customized services to ensure that the specific needs of each exhibitor are met. From booth design to marketing strategy, we provide customers with personalized solutions to help them stand out in the exhibition.

5. Data-driven decision support: We use advanced data analysis technology to provide data-based insights and suggestions to help exhibitors optimize their display strategies and improve their return on investment. Our data services cover from pre-market analysis to post-effect evaluation, ensuring that customers can make the best decisions based on solid data.

Through these key advantages, we not only keep ahead in global economic and trade exhibitions, but also create excellent exhibition experience and significant commercial value for our customers. Our goal is to further consolidate and expand our market leading position through continuous innovation and service optimization.

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Our Opportunities

In the current market environment, we can explore the following key market opportunities:

1. Digital transformation: With the rapid development of science and technology, digital transformation has become crucial for maintaining the competitiveness of the industry. Introducing technologies such as cloud computing, big data, Internet of Things (IoT) and artificial intelligence (AI) can not only improve operational efficiency and reduce costs, but also provide customers with more personalized and efficient services.

2. Green and sustainable development: investing in green technologies and sustainable practices, such as renewable energy, environmental protection materials and waste recycling technologies, can reduce the environmental footprint of enterprises, open up new market opportunities and enhance their brand image and market competitiveness.

3. Global market expansion: In today's deepening globalization, exploring the international market will provide great growth potential. By establishing overseas branches and cooperating with international partners, enterprises can expand new markets and increase customer base, thus accelerating business development.

4. Adapt to the change of consumer behavior: As consumers' preference inclines to online shopping and the use of mobile devices, strengthening the development of mobile applications and the functions of online sales platforms will help enterprises to grasp this changing trend of consumer behavior and enhance market responsiveness.

By evaluating the fit between these market opportunities and the core competence and resources of the enterprise, you can determine the most potential development direction. This will not only strengthen the market position of enterprises, but also lay a solid foundation for future sustained growth.

Our Threats

The threats we may face include:

1. Market competition: The exhibition industry is usually highly competitive, with many companies competing for the same market share. New entrants and international brands may increase market pressure.

2. Technological change: With the development of virtual reality (VR), augmented reality (AR) and other digital technologies, our exhibition mode may need to adapt to new technologies to remain competitive.

3. Economic fluctuation: Global or regional economic instability may affect the performance of the exhibition industry, because enterprises may cut advertising and exhibition budgets to save money.

4. Changes in policies and regulations: New laws, policies or industry norms may affect the organization and cost of exhibition activities.

5. Changes in the needs of exhibitors and visitors: The preferences of exhibitors and visitors may change with time, which requires exhibition companies to constantly adjust and innovate to meet market demand.

6. Health and safety issues: Public health events such as epidemic outbreaks may seriously affect face-to-face activities, and exhibition companies need to prepare and plan for emergencies.

Understanding and dealing with these potential threats is the key to maintain the company's stable development and market position.

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Our Strategies

In order to solve the problems of the global economic and trade exhibition industry more effectively and improve the effect and efficiency of the exhibition, the following optimization strategies and solutions can be considered:

1. Enhance interactivity and experience:

Augmented Reality (AR) and Virtual Reality (VR) technologies are introduced to provide virtual product operation and service experience for visitors to experience in a virtual environment.

Design highly interactive booths, such as simulated operation sites, gamification challenges and interactive discussion areas, to improve the audience's participation and immersion.

Arrange live interactive demonstrations and seminars to enhance the interaction between the audience and the exhibition content.

2. Optimize the allocation of venue resources:

Implement an advanced digital reservation and scheduling system to improve the utilization efficiency of venue resources and reduce waiting and congestion.

Explore holding activities in non-traditional places such as outdoor space or temporary exhibition halls to expand exhibition space and provide novel exhibition experience.

Develop multifunctional exhibition halls that can meet the needs of various activities to meet the needs of exhibitions of different scales and types.

3. Improve exhibition information dissemination:

Use social media, digital advertising and content marketing strategies to improve the coverage of exhibition information and audience participation.

Establish an online exhibition platform and conduct live webcasts, so that the audience who can't be present can also participate in it and expand the audience base.

Use SEO optimization and data analysis to improve the ranking and visibility of exhibition information in search engines.

4. Improve the service quality of exhibitors:

Establish a one-stop service platform to provide comprehensive support from exhibition planning to construction, marketing and follow-up services.

Provide customized service packages and make personalized solutions according to exhibitors' needs and budgets.

Regular professional training for exhibitors to ensure high-quality service and professional support.

5. Quantify the exhibition effect and return on investment:

Develop data analysis tools to monitor the exhibition effect, such as the number of visitors, interactive participation and sales conversion.

Provide detailed post-exhibition reports, including data analysis and market feedback, to help exhibitors evaluate the actual effect of the exhibition.

Customer relationship management (CRM) system is introduced to track the behavior of potential customers, so as to accurately calculate the return on investment.

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By implementing these strategies, we can effectively improve the overall quality and effect of the exhibition, enhance the satisfaction of exhibitors and visitors, and promote the continuous innovation and development of the industry.

Our Customer Base

The customer groups for global economic and trade exhibitions can include many different categories, mainly depending on the theme, scale and industry positioning of the exhibition. The following are some typical customer groups:

1. Exhibitors:

Enterprises: from start-ups to large multinational companies, these enterprises may come from various industries, such as manufacturing, science and technology, consumer goods, medical care and so on.

Government agencies and non-profit organizations: may participate to promote regional, national or specific social and economic issues.

Educational institutions: universities and research centers that display research results or technological innovations.

2. Audience:

Professionals: Professionals looking for business opportunities, industry insights or career development.

Scholars and researchers: members of the academic community who are interested in a particular topic.

Government officials: Participate in discussion and understanding of industry development trends and technological innovation.

General public: the public interested in the theme of the exhibition, especially in exhibitions open to consumers.

3. Partners and sponsors:

Suppliers: companies that provide exhibition-related services and products, such as booth design, logistics support and technical services.

Media: covering industry trends, reporting news and exhibition activities.

Investors: venture capitalists and angel investors looking for investment opportunities.

4. Service providers:

Technology provider: a company that provides technical solutions such as AR/VR, streaming media and online platform.

Convention and exhibition service company: providing venue layout, event planning, customer reception and other services.

Understanding the needs and preferences of these customer groups can help exhibition organizers to better design and implement exhibition strategies, thus improving the attraction and effect of the exhibition.

(1) Industry analysis

Compared with the traditional offline exhibition mode, online digital exhibition rose after the epidemic in 2020, and the relevant industry organizations and industry standards were basically blank. Seeing this market opportunity, YZSZ Holding Group Inc will set up Yun Zai Shu Zhi Research Institute, Yun Zai Shu Zhi Association and other organizations, and cooperate with major advertisers to open a "show channel" column in the mainstream media, and set up a "Yun Zai Shu Zhi plate" in the column to bring traffic to the "Yun Zai Shu Zhi service platform".

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1. Technology and challenges

We are a joint R&D team in Industry-University-Research, which combines "scientific research institutions of many universities" and "scientific and technological enterprises". Based on Ai technology and metauniverse XR technology, Ai software, Ai hardware, Ai algorithm, Ai big model training, AI technical service and XR development are comprehensively researched and developed. At present, most of the digital exhibition hall products on the market only realize the display function of online digital booths, and have not fully met the purpose of enterprises participating in the exhibition. In order to help enterprises break through the limitations of time, space, language and industry and gain more business opportunities, we will provide more enterprises with comprehensive innovative services for vertical and cross-industry applications through online and offline integration with innovative business models and high-tech digital technology systems. By innovating the unique digital income model provided by the exhibition platform, the income created by physical products and services will be transformed into digital income created by digital goods and services. As far as the intellectualization of exhibition is concerned, the digital marketing scene and digital content carrier we have constructed provide multi-dimensional scene experience from the perspective of users' thinking, which is the proper meaning of exhibition innovation. Community sharing, the combination of free and charging modes, and the service innovation mode of independent demand of enterprises create a brand-new user experience for users.

2. Sales and marketing

Through the digital exhibition platform and various functions provided by YZSZ Holding Group Inc enterprises can comprehensively and vividly obtain various information trends, accurately analyze and develop data models in subdivided fields, and at the same time provide consumers with business opportunities and accurate customers for online and offline investment promotion, marketing, R&D customization and other enterprise development needs.

3. Industry trends and development direction

YZSZ Holding Group Inc is involved in digital exhibitions, intelligent business services and a wide range of technical solutions, such as cloud services, big data, artificial intelligence, VR/AR/XR technology and digital pairing. The integration of these technical fields has promoted the rapid development of convention and exhibition industry and business service industry.

The following are the main trends and development directions of this industry:

1. Integration of Virtual Reality: With the maturity and popularization of VR (Virtual Reality), AR (Augmented Reality) and XR (Extended Reality) technologies, enterprises apply these technologies to product exhibitions, conferences and training to provide more immersive and interactive experiences. This trend will push the industry to develop in a more diversified and experiential direction.

2. Deep application of artificial intelligence: The application of AI technology in data analysis, customer service and operational efficiency improvement will be further deepened. With the development of machine learning, natural language processing and computer vision, enterprises can better understand customer needs, predict market trends and provide personalized services.

3. Application expansion of digital twinning technology: Digital twinning technology realizes real-time monitoring and analysis of data by creating virtual copies of physical entities. The application of this technology is not limited to the manufacturing industry, but also increasingly applied to exhibition design, event management and market analysis to provide more accurate decision support.

4. Pay attention to data security and privacy protection: With the increase of data-driven decision-making, data security and privacy protection have become a major challenge for enterprises. Compliance, encryption technology and security protocol update will be the key parts of enterprise technology development.

5. Integration of sustainable development and green technology: Environmental protection and sustainable development have become a common concern of global enterprises. In the field of digital exhibition and business services, reducing carbon footprint by using green data centers, energy-saving servers and environmental protection materials will become an important direction for future enterprise development.

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These trends not only show the progress of technology, but also point out the strategic direction we need to take in the highly competitive market in order to achieve sustained growth and innovation.

Conclusion

Our digital exhibition and intelligent business service industry is in a rapid development stage, which is mainly driven by virtual reality technology, artificial intelligence, digital pairing, data security and sustainability and market demand. In order to maintain competitiveness and achieve long-term development, enterprises need to keep up with these technological trends, constantly innovate services and solutions, and ensure that data security and operation meet environmental standards. This will enable enterprises not only to provide efficient and personalized services, but also to maintain a leading position in global competition.

(2) Industry data

In 2023, about 30,000 professional trade exhibitions will be held around the world, with a net exhibition rental area of about 100 million square meters, about 4.4 million exhibitors and about 280 million exhibitors. The global exhibition market is over 30 billion euros. At present, there are 1,425 professional exhibition venues (more than 5,000 square meters) in the world, with a net indoor exhibition area of about 42 million square meters, of which 81 are large exhibition venues with an area of more than 100,000 square meters, mainly distributed in Europe and the Asia-Pacific region, with 40 and 35 respectively. The data shows that from 2010 to 2019, the average annual compound growth rate of the total income of the top 40 exhibition enterprises in the world was 5.8%, exceeding the average annual growth rate of global GDP in the same period; Among them, the average annual compound growth rate of exhibition companies without self-operated pavilions is 8.7%, and that of exhibition companies with self-operated pavilions is 4.1%.

(3) Industry pain points

(1) The singleness of the traditional exhibition mode: The traditional exhibition mode mainly focuses on displaying products and services, lacking the elements of interaction and experience, which leads to the decrease of the audience's willingness to visit and the poor effect.

(2) Shortage of exhibition venue resources: Due to the increase of exhibition activities, there is a shortage of exhibition venue resources, which makes it difficult for exhibition activities to proceed smoothly.

(3) The exhibition information dissemination effect is not good: the traditional exhibition information dissemination method relies on the traditional media, and the effect is not good, so it is difficult to attract more visitors and exhibitors.

(4) Incomplete services for exhibitors: Some exhibition companies are not careful enough to provide services for exhibitors, which leads to some difficulties encountered by exhibitors in the exhibition process that cannot be solved in time.

It is difficult to quantify the exhibition effect: at present, only a few exhibition companies can provide accurate and quantifiable evaluation of the exhibition effect, which makes it impossible for exhibitors to accurately measure the exhibition effect and return on investment.

Addressing these challenges requires a holistic approach that takes into account environmental, social, economic and technological factors. Companies must cooperate with stakeholders, adopt sustainable practices, abide by laws and regulations, and accept innovation to ensure the long-term sustainable development of the industry.

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(4) Industry Forecast

The industry forecast of global economic and trade exhibition involves many aspects, which mainly depends on the global economic trend, technological progress, political environment and the development of specific industries. Here are some key points:

1. Digitalization and virtualization

Technology-driven: With the development of 5G, cloud computing and high-performance graphics processing technology, digitalization and virtualization will go deeper into the trade show industry. These technologies improve the interactivity and user experience of virtual exhibitions, and enable participants to interact in real time and browse the exhibitions seamlessly.

Business model change: Virtual exhibition reduces the threshold and cost of participation, and enables small and medium-sized enterprises to participate in the international market. At the same time, exhibition organizers can optimize the matching efficiency between exhibitors and visitors through data analysis and provide personalized recommendations.

2. Sustainable development and green technology

Policy promotion: The increasingly strict legislation and policies on environmental protection around the world, such as the EU's green agreement and carbon neutrality goal, have prompted the exhibition industry to adopt more sustainable practices and technologies.

Technical application: In the design and construction of the exhibition, biodegradable materials and recycling systems can be used. In addition, the technology products displayed, such as intelligent energy systems and green packaging solutions, will also attract industry attention.

3. Health and safety measures

Technology integration: use advanced health monitoring technology, such as monitoring the health status of exhibitors through wearable devices, and use artificial intelligence for real-time flow analysis and management to prevent crowding.

Long-term strategy: Health and safety measures may change from temporary measures to long-term industry standards, including adding health stations, regularly disinfecting venues and providing non-contact services.

4. Strengthen regional economic cooperation

Regional Focus: Through the cooperation of regional economic organizations, such as the RCEP agreement of ASEAN, we can develop economic and trade exhibitions specifically for regional markets and strengthen the supply chain and trade network in the region.

Policy support and challenges: Trade policies and tariff adjustments between different countries may have a great impact on the location and nature of the exhibition, and exhibition organizers need to flexibly adjust their strategies to adapt to these changes.

5. The growth of industry-specific exhibitions

Market driving force: The industries of science and technology, medical care and health, new energy and e-commerce have become the hot areas of exhibition growth due to their rapid technology iteration and the growth of market demand.

Technology exhibition and exchange: The exhibitions in these industries are not only platforms for product display, but also important places for the latest technology exchange and cooperation in the industry, attracting the attention of a large number of innovative enterprises and investors.

Through these concrete analyses, we can see that the global trade exhibition industry is developing in a more efficient, sustainable and technology-driven direction. Exhibition organizers and participants need to constantly adapt to these changes in order to make full use of emerging opportunities.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Name	Position/Title
Fang Liao	Chief Executive officer
Chuanqi Su	Chief Financial Officer
Weidong Su	Co-founder
Zhenda Xu	Co-founder

Introduction

Fang Liao is the chief executive officer of YZSZ Holding Group Inc Fang Liao graduated from Guangzhou Academy of Fine Arts in 1993 and later joined a well-known exhibition company as the director. Fang Liao has more than 30 years of experience in exhibition project management, is familiar with and understands the operation of the whole industry chain of the exhibition industry, accumulates a large number of upstream and downstream resources of the exhibition industry, and understands the pain points of the industry. Fang Liao has a unique vision, strong strength and the belief of not wanting to lag behind, which will lead YZSZ Holding Group Inc to a more brilliant future.

Chuanqi Su is the chief financial officer of YZSZ Holding Group Inc She plays an important role in the development and operation of the company. As a young generation, it has advanced design concepts and practical experience in financial management, especially for young people's consumption views and preferences, fashion trends, the application of new technologies and so on. Under her leadership, the company has continuously introduced advanced technology and optimized services to meet customer needs and maintain its competitive advantage. Chuanqi Su will continue to lead the team, innovate constantly and realize the company's vision and mission.

Weidong Su is a director of YZSZ Holding Group Inc With outstanding leadership and keen business insight, he has always been committed to formulating long-term development strategies for the company and maintaining a leading position in the market competition. He pays attention to customer needs and guides employees to continuously optimize products and services to ensure the company's competitiveness in the industry. Weidong Su is full of confidence in the development of YZSZ Holding Group Inc, and his senior industry experience and professional honor have established a good credit endorsement for Yunzhi Digital Company, bringing high-end resources from all sides.

Zhenda Xu is a director of YZSZ Holding Group Inc Responsible for leading technology research and development, technology update and technical team, managing internal members of the company, external development, promotion, short-term strategy and tactics formulation, resource docking, corporate culture construction, internal management structure construction, and training sales team. Zhenda Xu plays an important role in the development and strategic planning of YZSZ Holding Group Inc His professional knowledge and leadership have injected new vitality into the company's development.

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Board of Directors

Subject to the Nasdaq rules and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or proposed contract or transaction notwithstanding that he may be interested therein provided that the nature of the interest of any director in such contract or transaction shall be disclosed by him or her at or prior to its consideration and any vote on that matter, and if he or she does so his or her vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or transaction is considered. Our board of directors may exercise all the powers of the company to borrow money, mortgage or charge its undertaking, property and uncalled capital, and issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party. None of our directors has a service contract with us that provides for benefits upon termination of service as a director.

Duties of Directors

Under Cayman law, our directors have a duty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. In certain limited exception circumstances, a shareholder has the right to seek damages in our name if a duty owed by our directors is breached.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;
●	declaring dividends and distributions;
●	appointing officers and determining the term of office of officers;
●	exercising the borrowing powers of our company and mortgaging the property of our company; and
●	approving the transfer of shares of our company, including the registering of such shares in our share register.

Terms of Directors and Executive Officers

Our directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution or the unanimous written resolution of all shareholders.

Our officers are elected by and serve at the discretion of our board of directors, and may be removed by our board of directors.

Corporate Governance

Our board of directors has adopted a code of business conducts and ethics, which is applicable to all of our directors, officers, employees and advisors. We will make our code of business conducts and ethics publicly available on our website. In addition, our board of directors has adopted a set of corporate governance guidelines. The guidelines reflect certain guiding principles with respect to our board’s structure, procedures and committees. The guidelines are not intended to change or interpret any law, or our memorandum and articles of association, as amended from time to time. The code of business conducts and ethics and corporate governance guidelines all become effective upon completion of this offering.

Limitation on Liability and Other Indemnification Matters

Cayman law allows us to indemnify our directors, officers and auditors acting in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers and auditors.

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Under our amended and restated memorandum and articles of association to be adopted upon the closing of this offering, we may indemnify our directors and officers to, among other persons, our Directors and officers from and against all actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own fraud or dishonesty.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers for a specified time period providing that the agreements are terminable for cause at any time. The terms of these agreement are substantially similar to each other. A senior executive officer may terminate his or her employment at any time by 30-day prior written notice. We may terminate the executive officer’s employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties.

Each executive officer has agreed to hold in strict confidence and not to use, except for the benefit of our company, any proprietary information, technical data, trade secrets and know-how of our company or the confidential or proprietary information of any third party, including our subsidiaries and our clients, received by our company. Each of these executive officers has also agreed to be bound by noncompetition and non-solicitation restrictions during the term of his or her employment and typically for two years following the last date of employment.

We expect to enter into indemnification agreements with our directors and executive officers, pursuant to which we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Foreign Private Issuer Exemption

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a U.S. domestic public company;
●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;
●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and
●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.
We intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers, which permit us to follow certain corporate governance rules that conform to the Cayman requirements in lieu of many of the Nasdaqcorporate governance rules applicable to U.S. companies. As a result, our corporate governance practices may differ from those you might otherwise expect from a U.S. company listed on Nasdaq.

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PRINCIPAL SHAREHOLDERS

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our Ordinary Shares as of the date of this prospectus by:

●	each of our directors and executive officers; and
●	each person known to us to beneficially own more than 5% of our Ordinary Shares on an as-converted basis.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

	Ordinary Shares Beneficially Owned Prior to This Offering		Shares Beneficially Owned After This Offering
	Number	%	Number	%
Directors and Executive Officers:
Fang Liao		90%
Chuanqi Su		10%

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DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands, which is referred to as the Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$        , divided into        Ordinary Shares, with a par value of US$0.0001 each. All of our shares to be issued in the offering will be issued as fully paid. There are        Ordinary Shares issued and outstanding as of the date of this prospectus.

Ordinary Shares

As of the date of this Prospectus, the Company has no outstanding options, warrants and other convertible securities.

Listing

We have received the approval letter from Nasdaq to have our Ordinary Shares listed on the Nasdaq Capital Market under the symbol “YZSZ”.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is       .

Objects of Our Company

Under the Articles, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by Cayman Islands law.

Ordinary Shares

Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are not Cayman Islands residents may freely hold and vote their shares.

Voting Rights

At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one (1) vote for each Ordinary Share.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attached to the Ordinary Shares cast by those shareholders entitled to vote who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting, while a special resolution requires the affirmative vote of a majority of not less than two-thirds of the votes attached to the Ordinary Shares cast by those shareholders who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our amended and restated memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association.

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Our Memorandum and Articles of Association

The following are summaries of the material provisions of our amended and restated memorandum and articles of association and the Companies Act, insofar as they relate to the material terms of our Ordinary Shares. They do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

Meetings of Shareholders

The directors may convene a meeting of shareholders whenever they think necessary or desirable. We must provide notice counting from the date service is deemed to take place, stating the place, the day and the hour of the general meeting and, in the case of special business, the general nature of that business, to such persons who are entitled to receive such notices from the Company. Our board of directors must convene a general meeting upon the written requisition of one or more shareholders entitled to attend and vote at general meeting of the Company holding not less than 10% of the paid up voting share capital of the Company in respect to the matter for which the meeting is requested.

No business may be transacted at any general meeting unless a quorum is present at the time the meeting proceeds to business. One or more shareholders present in person or by proxy holding in aggregate at least a majority of the paid up voting share capital of the Company shall be a quorum. If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week, at the same time and place and if, at the adjourned meeting, a quorum is not present within half an hour from the time appointed for the meeting, the shareholders present and entitled to vote shall be a quorum. At every meeting, the shareholders present shall choose someone of their number to be the chairman.

A corporation that is a shareholder shall be deemed for the purpose of our amended and restated memorandum and articles of association to be present at a general meeting in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Meetings of Directors

The business of our company is managed by the directors. Our directors are free to meet at such times and in such manner and places within or outside the United Kingdom as the directors determine to be necessary or desirable. The quorum necessary for the transaction of the business of the directors may be fixed by the directors, and unless so fixed, if there be more than two directors shall be two, and if there are two or less Directors shall be one. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

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Winding Up

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the paid up capital at the commencement of the winding up, the excess shall be distributable among those shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the paid up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively. If we are wound up, the liquidator may with the sanction of a special resolution and any other sanction required by the Companies Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not), and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

The liquidator may also vest the whole or any part of these assets in trusts for the benefit of the shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least one month prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, at our option, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by an ordinary resolution of our shareholders. The Companies Act and our amended and restated memorandum and articles of association permits us to purchase our own shares, subject to certain restrictions and requirements. Subject to the Companies Act, our amended and restated memorandum and articles of association and to any applicable requirements imposed from time to time by the Nasdaq, the U.S. Securities and Exchange Commission, or by any other recognized stock exchange on which our securities are listed, we may purchase our own shares (including any redeemable shares) on such terms and in such manner as been approved by the directors or by an ordinary resolution of our shareholders. Under the Companies Act, the repurchase of any share may be paid out of our Company’s profits, or out of the share premium account, or out of the proceeds of a fresh issue of shares made for the purpose of such repurchase, or out of capital. If the repurchase proceeds are paid out of our Company’s capital, our Company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be repurchased (1) unless it is fully paid up, and (2) if such repurchase would result in there being no shares outstanding other than shares held as treasury shares. The repurchase of shares may be effected in such manner and upon such terms as may be authorized by or pursuant to the Company’s articles of association. If the articles do not authorize the manner and terms of the purchase, a company shall not repurchase any of its own shares unless the manner and terms of purchase have first been authorized by a resolution of the company. In addition, under the Companies Act and our amended and restated memorandum and articles of association, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the rights attached to any class of our shares may (unless otherwise provided by the terms of issue of the shares of that class) be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed by at least a two-thirds majority of holders of shares of that class as may be present in person or by proxy at a separate general meeting of the holders of shares of that class.

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Objects of Our Company

Under our post-offering Amended and Restated Memorandum and Articles of Association, the objects of our company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares

Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our post-offering Amended and Restated Memorandum and Articles of Association provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by:

●	the chairperson of such meeting;
●	by at least three shareholders present in person or by proxy for the time being entitled to vote at the meeting;
●	by shareholder(s) present in person or by proxy representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and
●	by shareholder(s) present in person or by proxy and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our post-offering Amended and Restated Memorandum and Articles of Association, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our post-offering Amended and Restated Memorandum and Articles of Association provide that we shall, if required by the Companies Act, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. General meetings, including annual general meetings, may be held at such times and in any location in the world as may be determined by the Board. A general meeting or any class meeting may also be held by means of such telephone, electronic or other communication facilities as to permit all persons participating in the meeting to communicate with each other, and participation in such a meeting constitutes presence at such meeting.

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Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of at least ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our company entitled to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering Amended and Restated Memorandum and Articles of Association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our post-offering Amended and Restated Memorandum and Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares

Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or any other form approved by our board of directors. Notwithstanding the foregoing, ordinary shares may also be transferred in accordance with the applicable rules and regulations of Nasdaq.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;
●	the instrument of transfer is in respect of only one class of ordinary shares;
●	the instrument of transfer is properly stamped, if required;
●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and
●	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

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Liquidation

On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares

Our post-offering Amended and Restated Memorandum and Articles of Association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our post-offering Amended and Restated Memorandum and Articles of Association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;
●	the number of shares of the series;
●	the dividend rights, dividend rates, conversion rights and voting rights; and
●	the rights and terms of redemption and liquidation preferences.

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Our board of directors may issue preference shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our post-offering Amended and Restated Memorandum and Articles of Association have provisions that provide our shareholders the right to inspect our register of shareholders without charge, and to receive our annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions. Some provisions of our post-offering Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and
●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our post-offering Amended and Restated Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;
●	is not required to open its register of members for inspection;
●	does not have to hold an annual general meeting;
●	may issue negotiable or bearer shares or shares with no par value;
●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
●	may register as an exempted limited duration company; and
●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

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Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Ordinary Shares

Our amended and restated memorandum and articles of association authorizes our board of directors to issue additional Ordinary Shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have Ordinary Shares outstanding assuming the underwriters do not exercise their over-allotment option to purchase additional Ordinary Shares. Of that amount, Ordinary Shares will be publicly held by investors participating in this offering, and Ordinary Shares will be held by our existing shareholders, some of whom may be our “affiliates” as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer. Prior to this offering, there has been no public market for our Ordinary Shares. While we intend to list the Ordinary Shares on the Nasdaq Capital market, we cannot assure you that a regular trading market will develop in our Ordinary Shares.

Future sales of substantial amounts of our Ordinary Shares in the public markets after this offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Ordinary Shares currently outstanding will be available for sale immediately after this offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our ordinary share, including ordinary share issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our ordinary share and our ability to raise equity capital in the future.

All of the ordinary shares sold in the offering will be freely transferable by persons other than our “affiliates” in the United States without restriction or further registration under the Securities Act. Ordinary shares purchased by one of our “affiliates” may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

The ordinary share held by existing shareholders are, and any ordinary share issuable upon exercise of options outstanding following the completion of this offering will be, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Rule 144

All of our Ordinary Shares outstanding prior to this offering are “restricted shares” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our restricted shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

Our affiliates are subject to additional restrictions under Rule 144. Our affiliates may only sell a number of restricted shares within any three-month period that does not exceed the greater of the following:

●	1% of the then outstanding Ordinary Shares, which will equal approximately Ordinary Shares immediately after this offering; or
●	the average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

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Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Ordinary Shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL MATTERS RELATING TO SHARE TRANSFER RESTRICTIONS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL ADVISOR REGARDING THE PARTICULAR SECURITIES LAWS AND TRANSFER RESTRICTION CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR COMMON SHARES OR THE COMMON SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

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TAXATION

The following summary contains a description of the material U.S. federal income tax and Cayman tax consequences of the acquisition, ownership and disposition of Ordinary Shares and Depositary Shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase Ordinary Shares or Depositary Shares. The summary is based upon the on the tax laws of the United States and regulations thereunder and the tax laws of the Cayman and regulations thereunder as of the date hereof, which are subject to change.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by a U.S. Holder (as defined below) that acquires our Ordinary Shares in this offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, and alternative minimum tax considerations, the Medicare tax on certain net investment income, information reporting or backup withholding or any state, local, and non-U.S. tax considerations, relating to the ownership or disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●   banks and other financial institutions;

●   insurance companies;

●   pension plans;

●   cooperatives;

●   regulated investment companies;

●   real estate investment trusts;

●   broker-dealers;

●   traders that elect to use a mark-to-market method of accounting;

●   certain former U.S. citizens or long-term residents;

●   tax-exempt entities (including private foundations);

●   individual retirement accounts or other tax-deferred accounts;

●   persons liable for alternative minimum tax;

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●   persons who acquire their Ordinary Shares pursuant to any employee share option or otherwise as compensation;

●   investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

●   investors that have a functional currency other than the U.S. dollar;

●   persons that actually or constructively own 10% or more of our Ordinary Shares (by vote or value); or

●   partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding the Ordinary Shares through such entities,

all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S., and other tax considerations of the ownership and disposition of our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

●   an individual who is a citizen or resident of the United States;

●   a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of the United States or any state thereof or the District of Columbia;

●   an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●   a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has otherwise validly elected to be treated as a U.S. person under the Code.

●   If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

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UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with        , as representative of the Underwriters, or the Representative, in this offering. The Representative may retain other brokers or dealers to act as a sub-agents or selected dealers on their behalf in connection with this offering. The Underwriters will be agreed to purchase from us, on a firm commitment basis, the number of ordinary shares set forth opposite its name below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

Underwriters	Number of Shares

Total

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by its counsel and to other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such Ordinary Shares are taken. However, the underwriters are not required to take or pay for the Ordinary Shares covered by the Representative’s option to purchase additional Ordinary Shares described below.

Certain of the underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC.        is not a broker-dealer registered with the SEC and does not intend to make any offers or sales of the ordinary shares within the U.S. or to any U.S. persons.

Fees, Commissions and Expense Reimbursement

We will pay the Underwriter a discount equivalent to        percent (        %) of the gross proceeds of this offering. The Underwriter proposes initially to offer the ordinary shares to the public at the offering price set forth on the cover page of this prospectus and to dealers at those prices less the aforesaid fee (“underwriting discount”) set forth on the cover page of this prospectus. If all of the ordinary shares offered by us are not sold at the offering price, the Underwriter may change the offering price and other selling terms by means of a supplement to this prospectus

The following table shows the underwriting fees/commission payable to the Underwriter with this offering:

Per Ordinary Share
Public offering price
Underwriting fees and commissions ( %)
Proceeds, before expenses, to us

In addition to the cash commission, we will also reimburse the Underwriter for accountable out-of-pocket expenses not to exceed $         . Such accountable out-of-pocket expenses include no more than $         in Underwriter’s legal counsel fees, due diligence and other like expenses not to exceed $         and road show, travel, on-boarding fees and other reasonable out-of-pocket accountable expenses not to exceed $         , background checks expenses not to exceed $         , and DTC eligibility fees and expenses not to exceed $        . We have paid to $ in accountable expenses as of the date hereof, which will be refundable to us to the extent actually not incurred by the Underwriter in accordance with FINRA Rule 5110(f)(2)(C).

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We estimate that the total expenses payable by us in connection with the offering, other than the underwriting fees and commissions, will be approximately $.

We are discussing the offering with some underwriters. As of the date of this prospectus, we have not yet determined that the underwriters have entered into an underwriting agreement. The underwriting data used below is derived from industry practice and normal fees, which will not be formally recognized until an underwriting agreement is reached. The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement and subscription agreement.

Pricing of the Offering

Prior to the completion of this offering, there has been no public market for our Ordinary Shares. The initial public offering price of the Ordinary Shares has been negotiated between us and the underwriters. Among the factors considered in determining the initial public offering price of the Ordinary Shares, in addition to the prevailing market conditions, are our historical performance, estimates of our business potential and earnings prospects, an assessment of our management, and the consideration of the above factors in relation to market valuation of companies in related businesses.

Electronic Offer, Sale, and Distribution of Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of Ordinary Shares to selling group members for sale to its online brokerage account holders. The Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Price Stabilization

The Underwriter will be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of capital stock by the Underwriter acting as principal. Under these rules and regulations, the Underwriter:

●	may not engage in any stabilization activity in connection with our securities; and
●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares, where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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